Table of Contents

As filed with the Securities and Exchange Commission on April 19, 2022

File No. 024-11775

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated April 19, 2022

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Transnational Group, Inc.

50,000,000 Shares of Common Stock

By this Offering Circular, Transnational Group, Inc., a Nevada corporation, is offering for sale a maximum of 50,000,000 shares of its common stock (the “Offered Shares”), at a fixed price of $._____ [0.02-0.04] per share, pursuant to Tier 1 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $1,000 of the Offered Shares is required in this offering; any additional purchase must be in an amount of at least $500. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments. Please see the “Risk Factors” section, beginning on page 4, for a discussion of the risks associated with a purchase of the Offered Shares.

We estimate that this offering will commence on or around January 10, 2022; this offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Title of Securities Offered	Number of Shares	Price to Public	Commissions (1)	Proceeds to Company (2)
Common Stock	50,000,000	[$0.02-$0.04]	$-0-	$[1,000,000-2,000,000]

(1)	We may offer the Offered Shares through registered broker-dealers and we may pay finders. However, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular.
(2)	Does not account for the payment of expenses of this offering estimated at $20,000. See “Plan of Distribution.”

Our common stock is quoted in the over-the-counter under the symbol “TAMG” in the OTC Pink marketplace of OTC Link. On April 19, 2022, the closing price of our common stock was $0.0543 per share.

Investing in the Offered Shares is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Series A Preferred Stock, which preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series A Preferred Stock has the following voting rights: each share of the Series A Preferred Stock may vote the equivalent of 1,000 shares of our common stock on all matters submitted to our shareholders. One of our directors, who controls the disposition of all outstanding shares of the Series A Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution-State Law Exemption” and “Offerings to Qualified Purchasers-Investor Suitability Standards” (page 15). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is ______, 2022.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms we, us and our refer and relate to Transnational Group, Inc., a Nevada corporation, including its wholly-owned subsidiary, Bokoo TV, Inc., a Nevada corporation.

Our Company

Our company was incorporated on April 2, 1999, in the State of Nevada as Vitaminoverrun.com Corp. In August 2001, our corporate name changed to Apache Motor Corporation. In November 2005, our corporate name changed to Transnational Automotive Group, Inc. In January 2014, our corporate name changed to Transnational Group, Inc.

On September 14, 2020, Grassroots Advisory, LLC was appointed as Custodian of Transnational Group, Inc. (Case No. A-20-819126-B by the Nevada District Court, in Clark County, Nevada. On January 22, 2021, the custodianship was terminated.

On July 18, 2021, we completed the acquisition of On OTT Now, Inc. (“On OTT Now”), which merged with and into our operating subsidiary, Bokoo TV, Inc. (“Bokoo TV”).

From its inception in September 2019, On OTT Now had engaged in the development of a multilingual OTT video streaming platform and had planned to demonstrate such platform in an effort to attract investment and business partner interest.

Our company intends to develop and market our planned Bokoo TV over-the-top (OTT) video streaming platform, which is to offer an affordable TV-like experience with hundreds of live channels and On Demand services. Bokoo TV will be available on the internet, mobile devices, Roku, Amazon Fire, Samsung and other prominent smart-TV platforms. Our initial marketing will be focused on Diaspora communities within the United States. (See “Business”).

Offering Summary

Securities Offered	50,000,000 shares of common stock, par value $0.001 (the Offered Shares).

Offering Price	$._____[$0.02-$.04] per Offered Share.

Shares Outstanding Before This Offering	115,100,000 shares issued and outstanding as of the date hereof.

Shares Outstanding After This Offering	165,100,000 shares issued and outstanding, assuming the sale of all of the Offered Shares hereunder.

Minimum Number of Shares to Be Sold in This Offering	None.

Disparate Voting Rights	Our outstanding shares of Series A Preferred Stock possess superior voting rights, which preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series A Preferred Stock has the following voting rights: each share of the Series A Preferred Stock may vote the equivalent of 1,000 shares of our common stock on all matters submitted to our shareholders. One of our directors, Deepankar Katyal, controls the disposition of the Series A Preferred Stock. Mr. Katyal will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Security Ownership of Certain Beneficial Owners and Management”).

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Investor Suitability Standards	The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “TAMG” in the OTC Pink marketplace of OTC Link.

Termination of this Offering	This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.

Use of Proceeds	We will apply the proceeds of this offering for sales and marketing expenses, software development, content acquisition, general and administrative expenses and working capital. (See “Use of Proceeds”).

Risk Factors	An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.

Corporate Information	Our principal executive offices are located at 2701 North Thanksgiving Way, Suite 100, Lehi, Utah 84043; our telephone number is 800-579-4364; our corporate website is located at www.transnational-group.com. No information found on our company’s website is part of this Offering Circular.

Continuing Reporting Requirements Under Regulation A

As a Tier 1 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering. We will not be required to file any other reports with the SEC following this offering.

However, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and other supplemental reports with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

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RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements”).

Risks Associated with the COVID-19 Pandemic

It is possible that the Coronavirus (“COVID-19”) pandemic could cause long-lasting stock market volatility and weakness, as well as long-lasting recessionary effects on the United States and/or global economies. Should the negative economic impact caused by the COVID-19 pandemic result in continuing long-term economic weakness in the United States and/or globally, our ability to expand our business would be severely negatively impacted. It is possible that our company would not be able to sustain during any such long-term economic weakness.

Risks Related to Our Company

We have incurred losses in prior periods, and losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows. Our Bokoo TV OTT service has not yet generated revenues. While we reported a net profit of $146,171 (unaudited) for the six months ended August 31, 2021, such net profit was attributable to a one-time income event related to extinguishment of debt. For the three months ended August 31, 2021, we reported a net loss of $509,200 (unaudited) and, as of that date, we had an accumulated deficit of $18,211,089 (unaudited). Any losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

There is doubt about our ability to continue as a viable business. We have not earned a profit from our operations during recent financial periods. There is no assurance that we will ever earn a profit from our operations in future financial periods.

We may be unable to obtain sufficient capital to implement our full plan of business. Currently, we do not have sufficient financial resources with which to establish our planned Bokoo TV OTT video streaming business. There is no assurance that we will be able to obtain sources of financing, including in this offering, in order to satisfy our working capital needs.

We do not have a successful operating history. We have never earned a profit from our planned Bokoo TV OTT video streaming business, which makes an investment in the Offered Shares speculative in nature. Because of this lack of operating success, it is difficult to forecast our future operating results. Additionally, our operations will be subject to risks inherent in the implementation of new business strategies, including, among other factors, efficiently deploying our capital, developing and implementing our marketing campaigns and strategies and developing greater awareness. Our performance and business prospects will suffer if we are unable to overcome the following challenges, among others:

•	our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a going concern;
•	our ability to execute our business strategies;
•	our ability to manage our expansion, growth and operating expenses;
•	our ability to finance our business;
•	our ability to compete and succeed in highly a competitive industry; and
•	future geopolitical events and economic crisis.

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There are risks and uncertainties encountered by under-capitalized companies. As an under-capitalized company, we are unable to offer assurance that we will be able to overcome our lack of capital, among other challenges.

We may not be successful in establishing our Bokoo TV OTT video streaming business model. We are unable to offer assurance that we will be successful in establishing our Bokoo TV OTT video streaming business model. Should we fail to do so, you can expect to lose your entire investment in the Offered Shares.

We may never earn a profit in future financial periods. Because we lack a successful operating history, we are unable to offer assurance that we will ever earn a profit in future financial periods.

If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in our operations, which could place a significant strain on our company’s infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of our sole executive officer; the loss of this person could disrupt our operations and adversely affect the further development of our business. Our success in establishing our Bokoo TV OTT video streaming business will depend, primarily, on the continued service of our sole officer, Barry Grunberger. The loss of service of Mr. Grunberger for any reason, could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not entered into employment agreement with Mr. Grunberger. We have not purchased any key-man life insurance.

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Our planned Bokoo TV OTT video streaming business is not based on independent market studies. We have not commissioned any independent market studies with respect to the OTT video streaming industry. Rather, our plans for implementing our Bokoo TV OTT video streaming business and achieving profitability are based on the experience, judgment and assumptions of our management. If these assumptions prove to be incorrect, we may not be successful in establishing our business.

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegates such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Business

We may not be able to compete effectively in the OTT video streaming market. The OTT video streaming industry has enjoyed explosive growth in recent years and is an intensely competitive industry. Netflix, the leading video streaming content provider, YouTube TV and Hulu are among the most well-known of our competitors. Many of our competitors possess substantially greater resources, financial and otherwise, than does our company. No assurances can be given that we will be able to compete successfully in the OTT video streaming industry.

Introduction of new products and services by competitors could harm our competitive position and results of operations. The market for our planned Bokoo TV video streaming subscription service is characterized by intense competition, evolving industry standards, evolving business and distribution models, price cutting, with resulting downward pressure on gross margins, and price sensitivity on the part of consumers. Our future success will depend on our ability to gain recognition of the Bokoo TV brand name and customer loyalty, as well as our being able to anticipate and respond to emerging standards and other unforeseen changes. If we fail to satisfy such standards of operation, our operating results could suffer. Further, intra-industry consolidations may result in stronger competitors and may, therefore, also harm our future results of operations.

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If our efforts to attract and retain subscribers to our planned Bokoo TV video streaming subscription service are not successful, our business will be adversely affected. Our ability to attract, and to continue to attract, subscribers to our planned Bokoo TV video streaming subscription service will depend, in part, on our ability consistently to provide subscribers with compelling content choices, as well as a quality experience for selecting and viewing Bokoo TV’s content. If consumers do not perceive Bokoo TV to be of value, we may not be able to attract and retain subscribers. If we do not grow as expected, we may not be able to adjust our expenditures commensurate with the lowered growth rate such that our margins, liquidity and results of operation may be adversely impacted. If we are unable to compete successfully with current and new competitors in both retaining existing subscribers and attracting new subscribers, our business will be adversely affected.

Changes in competitive offerings for entertainment video, including the potential rapid adoption of piracy-based video offerings, could adversely impact our business. The market for entertainment video is intensely competitive and subject to rapid change. Through new and existing distribution channels, consumers have increasing options through which to access entertainment video. The various economic models underlying these channels include subscription, transactional, ad-supported and piracy-based models. All of these have the potential to capture meaningful segments of the entertainment video market. Piracy, in particular, threatens to damage our business, as piracy renders virtually all content free. Traditional providers of entertainment video, including broadcasters and cable network operators, as well as internet based e-commerce or entertainment video providers, are rapidly increasing their internet-based video offerings. Several of these competitors have long operating histories, large customer bases, strong brand recognition and significant financial, marketing and other resources. As compared to our company, they may secure better terms from suppliers, adopt more aggressive pricing and devote more resources to product development, technology, infrastructure, content acquisitions and marketing.

New entrants may enter the market or existing providers may adjust their services with unique offerings or approaches to providing entertainment video. Companies also may enter into business combinations or alliances that strengthen their competitive positions. If we are unable to compete successfully or profitably with current and new competitors, our business will be adversely affected, and we may not be able to increase or maintain market share, revenues or profitability.

If we fail to maintain a positive reputation with consumers concerning our planned Bokoo TV video streaming subscription service, including the content offered, we may not be able to attract or retain subscribers, and our operating results may be adversely affected. We believe that a positive reputation with consumers concerning our planned Bokoo TV video streaming subscription service, once launched, is highly important in attracting and retaining subscribers who have a number of choices from which to obtain entertainment video. To the extent Bokoo TV video content is perceived as low quality, offensive or otherwise not compelling to consumers, our ability to establish and maintain a positive reputation may be adversely impacted.

If studios, content providers or other rights holders refuse to license streaming content or other rights upon terms acceptable to our company, our business could be adversely affected. Our ability to provide Bokoo TV subscribers with video streaming content depends on studios', content providers' and other rights holders' licensing rights to distribute such content and certain related elements thereof. The license periods and the terms and conditions of such licenses vary. If the studios, content providers and other rights holders are not or are no longer willing or able to license our company content upon terms acceptable to us, our ability to stream content to Bokoo TV subscribers will be adversely affected and/or our costs could increase. As competition increases, the cost of programming can be expected to increase. Also, we focus on providing an overall mix of content that engages subscribers in a cost-efficient manner. If we do not maintain a compelling mix of content, it can be expected that our subscriber acquisition and retention may be adversely affected.

Any significant disruption in, or unauthorized access to, our computer systems or those of third parties utilized in our operations, including those relating to cybersecurity or arising from cyber-attacks, could result in a loss or degradation of service, unauthorized disclosure of data, including subscriber information, or theft of intellectual property, which could adversely impact our business. Bokoo TV’s reputation and ability to attract, retain and serve subscribers is dependent upon the reliable performance and security of our computer systems and those of third parties utilized in our operations. These systems may be subject to damage or interruption from earthquakes, adverse weather conditions, other natural disasters, terrorist attacks, power loss, telecommunications failures and cybersecurity risks. Interruptions in these systems, or with the internet in general, could make Bokoo TV unavailable or degraded or otherwise hinder our ability to deliver Bokoo TV. Service interruptions, errors in software or the unavailability of computer systems used in operations could diminish the overall attractiveness of Bokoo TV to existing and potential subscribers.

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Our computer systems and those of third parties used in our operations are vulnerable to cybersecurity risks, including computer viruses, physical or electronic break-ins and similar disruptions. Any attempt by hackers to obtain our data or intellectual property, disrupt Bokoo TV, or otherwise access to our systems, or those of associated third parties, if successful, could harm our business, be expensive to remedy and damage our reputation. We will implement certain systems and processes to thwart hackers and protect our data and systems. Any significant disruption to Bokoo TV could result in a loss of subscribers and adversely affect our business and results of operation.

Changes by network operators in how they handle and charge for access to data that travels across their networks could adversely impact our business. We rely upon the ability of consumers to access Bokoo TV through the internet. If network operators block, restrict or otherwise impair access to Bokoo TV over their networks, our Bokoo TV video streaming subscription service and business could be negatively affected. To the extent that network operators implement usage-based pricing, including meaningful bandwidth caps, or otherwise try to monetize access to their networks by data providers, we could incur greater operating expenses and our subscriber acquisition and retention could be negatively impacted.

If government regulations relating to the internet or other areas of our business change, we may need to alter the manner in which we conduct our business, or incur greater operating expenses. The adoption or modification of laws or regulations relating to the internet or other areas of our business could limit or otherwise adversely affect the manner in which we currently conduct our business. In addition, the continued growth and development of the market for online commerce may lead to more stringent consumer protection laws, which may impose additional burdens on us. If we are required to comply with new regulations or legislation or new interpretations of existing regulations or legislation, this compliance could cause us to incur additional expenses or alter our business model.

Privacy concerns could limit our ability to collect and leverage our subscriber data and disclosure of subscriber data could adversely impact our business and reputation. In the ordinary course of business, we will collect and utilize data supplied by Bokoo TV subscribers. We currently face certain legal obligations regarding the manner in which we treat such information. Other businesses have been criticized by privacy groups and governmental bodies for attempts to link personal identities and other information to data collected on the internet regarding users' browsing and other habits. Increased regulation of data utilization practices, including self-regulation or findings under existing laws that limit its ability to collect, transfer and use data, could have an adverse effect on our business.

Our reputation and our relationships with Bokoo TV video streaming subscribers would be harmed if subscriber data, particularly billing data, were to be accessed by unauthorized persons. We will maintain personal data regarding Bokoo TV subscribers, including names and billing data. Initially, this data will be maintained on third-party systems. With respect to billing data, such as credit card numbers, we will rely on licensed encryption and authentication technology to secure such information. Measures will be taken to protect against unauthorized intrusion into Bokoo TV subscribers' data. Despite these measures, our third-party payment processing services could experience an unauthorized intrusion into Bokoo TV subscribers' data. In the event of such a breach, current and potential Bokoo TV subscribers may become unwilling to provide the information necessary for them to become Bokoo TV subscribers. Additionally, we could face legal claims or regulatory fines or penalties for such a breach. The costs relating to any data breach could be material, and we do not expect to carry insurance against the risk of a data breach for the foreseeable future. For these reasons, should an unauthorized intrusion into Bokoo TV subscribers' data occur, our business could be adversely affected.

We will be subject to payment processing risk. Bokoo TV subscribers will pay their monthly fees using credit/debit cards. Initially, we will rely on third parties to process payment. Acceptance and processing of these payment methods are subject to certain rules and regulations and require payment of interchange and other fees. To the extent there are disruptions in our payment processing systems, our revenue, operating expenses and results of operation could be adversely impacted.

If our trademarks and other proprietary rights are not adequately protected to prevent use or appropriation by competitors, the value of the Bokoo TV brand may be diminished, and our business adversely affected. We rely, and expect to continue to rely, on a combination of confidentiality and license agreements with employees, consultants and third parties with whom we have relationships, as well as trademark, copyright, patent and trade secret protection laws, to protect our proprietary rights. If the protection of our intellectual property rights is inadequate to prevent use or misappropriation by third parties, the value of the Bokoo TV brand may be diminished, competitors may be able to more effectively mimic our video streaming service and methods of operations, the perception of the Bokoo TV business and service to subscribers and potential subscribers may become confused in the marketplace, and our ability to attract Bokoo TV subscribers may be adversely affected.

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Our success will depend on external factors within the OTT video streaming industry. The success of our planned Bokoo TV video streaming services will depend on our ability to establish the Bokoo TV video streaming digital platform from which to provide our planned video streaming service. Thereafter, the success of our Bokoo TV video streaming business will also depend upon:

•	creating effective distribution channels and brand awareness;
•	critical reviews;
•	the availability of alternatives;
•	general economic conditions; and
•	other tangible and intangible factors.

Risks Related to Compliance and Regulation

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D. So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers and beneficial holders will only be available through periodic reports we file with OTC Markets.

Our common stock is not registered under the Exchange Act and we do not intend to register our common stock under the Exchange Act for the foreseeable future; provided, however, that we will register our common stock under the Exchange Act if we have, after the last day of any fiscal year, more than either (1) 2000 persons; or (2) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

In addition, as long as our common stock is not registered under the Exchange Act, our company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which require the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than 5% of the class.

There may be deficiencies with our internal controls that require improvements. Our company is not required to provide a report on the effectiveness of our internal controls over financial reporting. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

Risks Related to Our Organization and Structure

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange, (b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/ corporate governance committee charter meeting a national stock exchange’s requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (e) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

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Our holding company structure makes us dependent on our subsidiaries for our cash flow and could serve to subordinate the rights of our shareholders to the rights of creditors of our subsidiaries, in the event of an insolvency or liquidation of any such subsidiary. Our company acts as a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, substantially all of our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

Risks Related to a Purchase of the Offered Shares

The outstanding shares of our Series A Preferred Stock preclude current and future owners of our common stock from influencing any corporate decision. Two of our directors, Barry Grunberger and Deepankar Katyal, are the beneficial owners of all outstanding shares of the Series A Preferred Stock. The Series A Preferred Stock has the following voting rights: each share of the Series A Preferred Stock may vote the equivalent of 1,000 shares of our common stock on all matters submitted to our shareholders. Messrs. Grunberger and Katyal will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Security Ownership of Certain Beneficial Owners and Management”).

The outstanding shares of our Series B Preferred Stock represent potential significant future dilution in ownership of our common stock, including the Offered Shares. The outstanding shares of our Series B Preferred Stock are convertible into a total of 125,025,000 shares of our common stock at any time. At such time as these shares of Series B Preferred Stock are converted into shares of common stock, holders of our common stock, including the Offered Shares, will incur significant dilution in their ownership of our company.

There is no minimum offering and no person has committed to purchase any of the Offered Shares. We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Shares.

We may seek additional capital that may result in shareholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

You may never realize any economic benefit from a purchase of Offered Shares. Because the market for our common stock is volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

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Our shares of common stock are Penny Stock, which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

Our common stock is thinly traded and its market price may become highly volatile. There is currently only a limited market for our common stock. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

•	quarterly variations in our operating results;
•	operating results that vary from the expectations of investors;
•	changes in expectations as to our future financial performance, including financial estimates by investors;
•	reaction to our periodic filings, or presentations by executives at investor and industry conferences;
•	changes in our capital structure;
•	announcements of innovations or new services by us or our competitors;
•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	lack of success in the expansion of our business operations;
•	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;
•	additions or departures of key personnel;
•	asset impairment;
•	temporary or permanent inability to offer our streaming services; and
•	rumors or public speculation about any of the above factors.

The terms of this offering were determined arbitrarily. The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See “Dilution”).

Our common stock is subject to price volatility unrelated to our operations. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our company’s competitors or our company itself. In addition, the over-the-counter stock market is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

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Future sales of our common stock, or the perception in the public markets that these sales may occur, could reduce the market price of our common stock. In general, our officers and directors and major shareholders, as affiliates, under Rule 144 may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of our common stock under Rule 144 or otherwise could reduce prevailing market prices for our common stock.

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering. If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See “Dilution”).

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

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DILUTION

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net tangible book value of our common stock after this offering. Our net tangible book value as of November 30, 2021, was $90,900 (unaudited), or $0.0008 per share. Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the total number of shares outstanding.

The tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold.

Assuming the Sale of 100% of the Offered Shares
Assumed offering price per share	$[0.02-0.04]
Net tangible book value per share as of November 30, 2021 (unaudited)	$0.0008
Increase in net tangible book value per share after giving effect to this offering	$[0.0074-0.0135]
Pro forma net tangible book value per share as of November 30, 2021 (unaudited)	$[0.0066-0.0127]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$[0.0134-0.0273]

Assuming the Sale of 75% of the Offered Shares

Assumed offering price per share	$[0.02-0.04]
Net tangible book value per share as of November 30, 2021 (unaudited)	$0.0008
Increase in net tangible book value per share after giving effect to this offering	$[0.0063-0.0150]
Pro forma net tangible book value per share as of November 30, 2021 (unaudited)	$[0.0055-0.0142]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$[0.0145-0.0258]

Assuming the Sale of 50% of the Offered Shares

Assumed offering price per share	$[0.02-0.04]
Net tangible book value per share as of November 30, 2021 (unaudited)	$0.0008
Increase in net tangible book value per share after giving effect to this offering	$[0.0050-0.0086]
Pro forma net tangible book value per share as of November 30, 2021 (unaudited)	$[0.0042-0.0078]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$[0.0158-0.0322]

Assuming the Sale of 25% of the Offered Shares

Assumed offering price per share	$[0.02-0.04]
Net tangible book value per share as of November 30, 2021 (unaudited)	$0.0008
Increase in net tangible book value per share after giving effect to this offering	$[0.0035-0.0054]
Pro forma net tangible book value per share as of November 30, 2021 (unaudited)	$[0.0027-0.0046]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$[0.0173-0.0354]

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USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares and assuming the payment of no sales commissions or finder’s fees. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%

Offered Shares sold	12,500,000	25,000,000	37,500,000	50,000,000
Gross proceeds	$[250,000-500,000]	$[500,000-1,000,000]	$[750,000-1,500,000]	$[1,000,000-2,000,000]
Offering expenses	20,000	20,000	20,000	20,000
Net proceeds	$[230,000-480,000]	$[480,000-980,000]	$[730,000-1,480,000]	$[980,000-1,980,000]

The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares. All amounts set forth below are estimates.

Use of Proceeds for Assumed Percentage of Offered Shares Sold in This Offering
	25%		50%		75%		100%
Development	$	[92,000-184,000]	$	[192,000-384,000]	$	[292,000-584,000]	$	[392,000-784,000]
Content Acquisition		[69,000-138,000]		[144,000-288,000]		[219,000-438,000]		[294,000-588,000]
Marketing		[23,000-54,000]		[48,000-104,000]		[73,000-154,000]		[98,000-204,000]
General and Administrative		[23,000-54,000]		[48,000-104,000]		[73,000-154,000]		[98,000-204,000]
Working Capital		[23,000-50,000]		[48,000-100,000]		[73,000-150,000]		[98,000-200,000]
TOTAL	$	[230,000-480,000]	$	[480,000-980,000]	$	[730,000-1,480,000]	$	[980,000-1,980,000]

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the OTT video streaming industry, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

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PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 50,000,000 Offered Shares on a best-efforts basis, at a fixed price of $____[0.02-0.04] per Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us.

We intend to sell the Offered Shares in this offering through the efforts of our Chief Executive Officer, Barry Grunberger. Mr. Grunberger will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Grunberger is exempt from registration as a broker-dealers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Grunberger:

•	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and
•	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
•	is not an associated person of a broker or dealer; and
•	meets the conditions of the following:
•	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and
•	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
•	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 8.0% of the gross offering proceeds from their sales of the Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 8% on the sale of Offered Shares effected by the broker-dealer.

Procedures for Subscribing

If you are interested in subscribing for Offered Shares in this offering, please submit a request for information by e-mail to Mr. Grunberger at: barry@transnational-group.com; all relevant information will be delivered to you by return e-mail.

Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described therein, which are:

•	Electronically execute and deliver to us a subscription agreement; and
•	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

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Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our company’s page on the SEC’s website: www.sec.gov.

An investor will become a shareholder of our company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See State Qualification and Investor Suitability Standards below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $5,000 of the Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $500.

State Law Exemption and Offerings to Qualified Purchasers

State Law Exemption. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Shares involves substantial risks and possible loss by investors of their entire investments. (See “Risk Factors”).

The Offered Shares have not been qualified under the securities laws of any state or jurisdiction. Currently, we plan to sell the Offered Shares in Colorado, Connecticut, Delaware, Georgia, Puerto Rico and New York. However, we may, at a later date, decide to sell Offered Shares in other states. In the case of each state in which we sell the Offered Shares, we will qualify the Offered Shares for sale with the applicable state securities regulatory body or we will sell the Offered Shares pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

Certain of our offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling the Offered Shares to others. Any such broker-dealer will be required to comply with the rules and regulations of the SEC and FINRA relating to underwriters.

Investor Suitability Standards. The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

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Issuance of Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of (a) 500,000,000 shares of common stock, $.001 par value per share and (b) 100,000,000 shares of Preferred Stock, $.001 par value per share, (1) 10,000,000 shares of which have been designated Series A Preferred Stock, (2) 75,000 shares of which have been designated Series B Preferred Stock and (3) 6,000 shares of which have been designated Series C Preferred Stock.

As of the date of this Offering Circular, there were (w) 115,100,000 shares of our common stock issued and outstanding held by 506 holders of record; (x) 10,000,000 shares of Series A Preferred Stock issued and outstanding held by three (3) holders of record; (y) 75,000 shares of Series B Preferred Stock issued and outstanding held by one holder of record; and (z) 1,000 shares of Series C Preferred Stock issued and outstanding held by one two (2) holders of record.

Common Stock

The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Series A Preferred Stock

Voting. The Series A Preferred Stock has the following voting rights: each share of the Series A Preferred Stock may vote the equivalent of 1,000 shares of our common stock on all matters submitted to our shareholders. 100% of our Series A Preferred Stock is owned by OTC Media-Cap, LLC. One of our directors, Deepankar Katyal, controls the disposition of the Series A Preferred Stock owned by OTC Media-Cap, LLC. Due to the superior voting rights of the Series A Preferred Stock, Mr. Katyal will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Security Ownership of Certain Beneficial Owners and Management” and “Certain Transactions”).

Dividends. The shares of Series A Preferred Stock shall be entitled to no dividends.

Liquidation Preference. In the event of liquidation, dissolution, or winding up of our company, either voluntary or involuntary,

the holder(s) of the Series A Preferred Stock will not be entitled to receive any of the assets of our company.

Conversion. The shares of Series A Preferred Stock do not possess rights of conversion.

Series B Preferred Stock

Voting. The Series B Preferred Stock has the following voting rights: with respect to each matter submitted to a vote of our shareholders, each holder of Series B Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series B Preferred Stock owned by such holder.

Dividends. The shares of Series B Preferred Stock shall be entitled to dividends as may be declared by our Board of Directors.

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Liquidation Preference. In the event of liquidation, dissolution, or winding up of our company, either voluntary or involuntary, the holders of the Series B Preferred Stock will be entitled to receive out of the assets of our company, the amount of $0.001 per share, before any payment is made or assets distributed to holders of our common stock; provided, however, that, with respect to liquidation preference, the Series B Preferred Stock shall be on par with our shares of Series A Preferred Stock.

Conversion. Each share of Series B Preferred Stock is convertible into 1,667 shares of our common stock, at any time.

Series C Preferred Stock

Voting. The shares of Series C Preferred Stock do not possess voting rights.

Dividends. The shares of Series C Preferred Stock shall be entitled to no dividends.

Liquidation Preference. In the event of liquidation, dissolution, or winding up of our company, either voluntary or involuntary, the holders of the Series C Preferred Stock will be entitled to receive out of the assets of our company, the amount of $100.00 per share, before any payment is made or assets distributed to holders of our common stock; provided, however, that, with respect to liquidation preference, the Series C Preferred Stock shall be junior to our shares of Series A Preferred Stock and Series B Preferred Stock.

Conversion. Each share of Series C Preferred Stock is convertible into 13,334 shares of our common stock, at any time.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

In addition, one of our directors, Deepankar Katyal, controls the disposition of the Series A Preferred Stock owned by OTC Media-Cap, LLC. Due to the superior voting rights of the Series A Preferred Stock, Mr. Katyal will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions”).

Pre-emptive Rights

As of the date of this Offering Circular, no holder of any shares of our capital stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not otherwise disclosed herein.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings

Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Transfer Agent

We have retained the services of Pacific Stock Transfer Co., 6725 Via Austi Parkway, Suite 300, Las Vegas, NV 89119, as the transfer agent for our common stock. Pacific Stock Transfer’s website is located at: www.pacificstocktransfer.com. No information found on Pacific Stock Transfer’s website is part of this Offering Circular.

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BUSINESS

History

Our company was incorporated on April 2, 1999, in the State of Nevada as Vitaminoverrun.com Corp. In August 2001, our corporate name changed to Apache Motor Corporation. In November 2005, our corporate name changed to Transnational Automotive Group, Inc. In January 2014, our corporate name changed to Transnational Group, Inc.

On September 16, 2020, Grassroots Advisory, LLC was appointed as Custodian of our company, Transnational Group, Inc. (Case No. A-20-819126-B), by the Nevada District Court, in Clark County, Nevada. On January 22, 2021, the custodianship was terminated.

On July 18, 2021, we completed the acquisition of On OTT Now, Inc., which merged with and into our operating subsidiary, Bokoo TV, Inc. From its inception in September 2019, On OTT Now had engaged in the development of a multilingual OTT video streaming platform and had planned to demonstrate such platform in an effort to attract investment and business partner interest.

On August 8, 2021, we accepted the resignation of Douglas DiSanti as CEO and appointed Barry Grunberger as CEO and CFO. In addition, Deepankar Katyal and Andrew Van Noy were elected as Directors of our company.

Our principal executive offices are located at 2701 North Thanksgiving Way, Suite 100, Lehi, Utah 84043. Our telephone number is 800-579-4364. Our corporate website is located at www.transnational-group.com. No information found on our company’s website is part of this Offering Circular.

Overview

Our company intends to develop and market our planned Bokoo TV over-the-top (OTT) video streaming platform, which is to offer an affordable TV-like experience with hundreds of live channels and On Demand services. Bokoo TV will be available on the internet, mobile devices, Roku, Amazon Fire, Samsung and other prominent smart-TV platforms. Our initial marketing will be focused on Diaspora communities within the United States.

Over-the-Top (OTT)

Over-the-top (OTT) is the term used to describe the delivery of digital video and TV content via the internet to users, without requiring users to subscribe to a traditional cable or satellite pay-TV service, like Comcast, Time Warner Cable or DirecTV.

Bokoo TV

In General. Bokoo TV is our planned OTT video streaming platform that will offer subscribers an affordable TV-like experience with hundreds of live channels and On Demand services available on the internet, on mobile devices and on ROKU, Amazon Fire Stick, Android, Chromecast, IOS, Apple TV and other smart TV platforms.

Initially, we intent to focus our marketing and programming efforts towards Diaspora communities, first, in the United States, and, thereafter, internationally, including communities of Indian, Russian, Filipino, Chinese, Vietnamese origin. Currently, the total Diaspora population in North America approaches 60 million, led in numbers by the following countries and regions of origin: India, Mexico, Russia, China, Vietnam, Pakistan, Philippines, by Central America, South America, Africa, Asia and the Caribbean.

By creating our own Bokoo TV channels, both in English and in other native languages, as well as by partnering with content creators, content owners and aggregators, who will manage their own branded channels to upload to the Bokoo TV video streaming digital platform and control their channel’s content, programming and design, we expect that we will be able to get Bokoo TV to scale across available video streaming platforms, including ROKU, Amazon Fire Stick, Android, Chromecast, IOS and Apple TV.

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We believe Bokoo TV is capable of becoming a leading OTT video streaming service for the Diaspora communities on all digital platforms, for linear, VOD and live channels, with a hybrid, affordable monthly subscription model, including a free first month and a limited advertising option, to achieve scale and continuous ongoing monthly revenue, as well as a premium-based service to use without commercials.

Background. Bokoo TV is the brand name for our planned OTT video streaming subscription service which is to be delivered to subscribers by and through the Bookoo TV App, and which will include our interconnected BokooTV.com website, will compete in the OTT content delivery industry.

Bokoo TV subscribers will be able to access and watch Bokoo TV’s video streaming content as much as they want, anytime, anywhere, on nearly any internet-connected device.

We expect Bokoo TV will be well positioned in a rapidly expanding industry segment. Once our Bokoo TV digital platform is completed, our initial strategy is to expand the Bokoo TV subscriber base, with an initial focus on the Diaspora communities in the United States. In conjunction with these efforts, we intend always to seek to improve the programming options available to Bokoo TV subscribers.

Streaming. The term streaming refers to the delivery method of the medium, rather than the medium itself. Today, streaming refers to situations in which an end-user watches digital video content (or listens to digital audio) on a device over the internet. With streaming content, the end-user is not required to download the entire digital video or digital audio file before consuming the desired content, that is, the desired content is continuously transmitted by a provider to, and received by, the end-user.

Video Delivery (Pay-TV) Industry. Over the past several years, the cable and satellite television industry has experienced an accelerating level of disruption caused by consumers who are cutting the cord. Cord-cutters are consumers who have cancelled their cable or satellite television service, in favor of video services delivered by over-the-top (see discussion below) providers.

OTT Content Industry. In broadcasting, over-the-top content (OTT) is the audio, video and other media content (e.g., television programming) transmitted, or delivered, to an end-user over the internet, without the involvement of a multiple-system operator. While an Internet Service Provider (ISP) may be aware of the transmitted contents (referred to as internet protocol (IP) packets), the ISP is not responsible for, nor able to control, the viewing abilities, copyrights and/or other redistribution of the IP packets, that is, the delivered content. In short, OTT refers to content from a third party that is delivered to an end-user, with the ISP simply transporting content.

According to Allied Market Research, the OTT market was worth $121.61 billion in 2019 and will grow to $1.039 trillion by 2027. Also, OTT streaming to televisions increased 115% from 2020 to 2021, according to Conviva. Further, of all revenue made in the OTT market: 51.58% comes from advertising video-on-demand; 40.16% comes from subscription video-on-demand; 5.1% comes from pay-per-view; and 3.16% comes from video downloads [Source: Statistica].

Modes of Access. End-users access OTT content through internet-connected devices, such as smart phones, smart TVs, set-top boxes, gaming consoles and desktop/laptop computers.

Bokoo TV Digital Platform Development

We have completed the Beta development of the administration console for the Bokoo TV digital platform and are currently working on development of the user interface for the client-side of the platform. We anticipate that this portion of the platform will be completed by the end of the second quarter of 2022.

Marketing

Our marketing efforts are spread across two channels: acquiring users and acquiring content. Our efforts to acquire users will include organic methods, using public relations and marketing efforts, advertising across paid programmatic media channels and social media, as well as partnerships with content providers. Our efforts to acquire content will include forming strategic partnerships, purchasing content, licensing agreements and re-purposed content.

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Competition

The market for entertainment video is intensely competitive and subject to rapid change. Bokoo TV will compete against other entertainment video providers, such as multichannel video programming distributors (MVPDs), internet-based movie and TV content providers (including those that provide pirated content), video gaming providers and DVD rental outlets and, more broadly, against other sources of entertainment that Bokoo TV subscribers could choose in their free time.

Bokoo TV will also compete against entertainment video providers in obtaining content that subscribers will enjoy. Because consumers often maintain simultaneous subscriptions with multiple entertainment sources, we will strive to cause consumers to choose Bokoo TV in their free time. To accomplish this objective, we will seek continually to improve Bokoo TV, in both technology and content. There is no assurance that Bokoo TV will be able to compete effectively.

Netflix, the leading video streaming content provider, YouTube TV, Disney+ and Hulu are among the most well-known of our competitors. Many of our competitors possess substantially greater resources, financial and otherwise, than does our company. No assurances can be given that we will be able to compete successfully in the OTT video streaming industry.

Intellectual Property

We regard our trademarks, service marks, business know-how and proprietary recipes as having significant value and as being an important factor in the marketing of Bokoo TV. Our policy is to establish, enforce and protect our intellectual property rights using the intellectual property laws.

We are the owner of the Bokoo TV trademark. In the near future, we intend to file for registration of this trademark with the U.S. Patent and Trademark Office.

Litigation

We have no current, pending or threatened legal proceedings or administrative actions either by or against us that could have a material effect on our business, financial condition, or operations and any current, past or pending trading suspensions.

Facilities

We lease a small office space which is adequate for our current operations.

Employees

We have two full-time employees, our Chief Executive Officer, Barry Grunberger, and a developer, as well as nine independent contractors.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with our unaudited financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

COVID-19

On January 30, 2020, the World Health Organization declared the COVID-19 (coronavirus) outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. The virus and actions taken to mitigate its spread have had and are expected to continue to have a broad adverse impact on the economies and financial markets of many countries, including the geographical areas in which our company operates. To date, we do not believe that COVID-19 has had a material impact on our company’s operations, due to our company’s ongoing lack of operating capital.

Results of Operations

Nine Months Ended November 30, 2021 (“Interim 2021”) and 2020 (“Interim 2020”). During Interim 2021 and Interim 2020, our business operations generated no revenue.

During Interim 2021, we incurred operating expenses of $23,922 (unaudited), other expense of $500,000 and interest expense of $10,556, which were offset by a one-time gain on extinguishment of debt of $665,927, resulting in a net profit of $131,449 (unaudited).

During Interim 2020, we incurred interest expense of $40,464 (unaudited), resulting in a net loss of $(40,464) (unaudited).

Without obtaining significant proceeds in this offering or otherwise, we will be unable to complete the development and launch of the Bokoo TV digital video streaming platform. Should we obtain such needed funds, we expect that our revenues will increase from quarter to quarter, beginning with the third quarter of 2022. There is no assurance that such will be the case, however. We expect to incur operating losses through at least all of 2022.

Further, because of our current lack of growth capital and the uncertainty of our obtaining needed capital, we are unable to predict the levels of our future revenues.

Years Ended February 28, 2021 (“Fiscal 2021”) and 2020 (“Fiscal 2020”). During Fiscal 2021 and Fiscal 2020, our business operations generated no revenue.

During Fiscal 2021, we incurred interest expense of $53,659, resulting in a net loss of $(53,659) (unaudited).

During Fiscal 2020, we incurred interest expense of $55,673, resulting in a net loss of $(55,673) (unaudited).

Plan of Operation

We believe that the proceeds of this offering will satisfy our cash requirements for at least the next twelve months.

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Platform Completion. Should we derived at least $500,000 in proceeds in this offering, we will be able to complete the development of our Bokoo TV video streaming digital platform.

In General. Bokoo TV is our planned OTT video streaming platform that will offer subscribers an affordable TV-like experience with hundreds of live channels and On Demand services available on the internet, on mobile devices and on ROKU, Amazon Fire Stick, Android, Chromecast, IOS, Apple TV and other smart TV platforms.

Initially, we intent to focus our marketing and programming efforts towards Diaspora communities, first, in the United States, and, thereafter, internationally, including communities of Indian, Russian, Filipino, Chinese, Vietnamese origin. Currently, the total Diaspora population in North America approaches 60 million, led in numbers by the following countries and regions of origin: India, Mexico, Russia, China, Vietnam, Pakistan, Philippines, by Central America, South America, Africa, Asia and the Caribbean.

By creating our own Bokoo TV channels, both in English and in other native languages, as well as by partnering with content creators, content owners and aggregators, who will manage their own branded channels to upload to the Bokoo TV video streaming digital platform and control their channel’s content, programming and design, we expect that we will be able to get Bokoo TV to scale across available video streaming platforms, including ROKU, Amazon Fire Stick, Android, Chromecast, IOS and Apple TV.

We believe Bokoo TV is capable of becoming a leading OTT video streaming service for the Diaspora communities on all digital platforms, for linear, VOD and live channels, with a hybrid, affordable monthly subscription model, including a free first month and a limited advertising option, to achieve scale and continuous ongoing monthly revenue, as well as a premium-based service to use without commercials.

Financial Condition, Liquidity and Capital Resources

November 30. At November 30, 2021, our company had $79,611 (unaudited) in cash and had working capital of $76,078 (unaudited), compared to $-0- (unaudited) in cash and a working capital deficit of $953,811 (unaudited) at February 28, 2021.

Our company’s current cash position of approximately $79,000 is adequate for our company to maintain its present level of operations through at least the first quarter of 2022. However, we must obtain additional capital from third parties, including in this offering, to implement our full business plans. There is no assurance that we will be successful in obtaining such additional capital.

February 28, 2021. At February 28, 2021, our company had $-0- (unaudited) in cash and a working capital deficit of $953,811 (unaudited), compared to $-0- (unaudited) in cash and a working capital deficit of $900,152 (unaudited) at February 28, 2020.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

To date, we have not entered into any significant long-term obligations that require us to make monthly cash payments.

Capital Expenditures

We made no capital expenditures during the year ended February 28, 2021, nor during the six months ended August 31, 2021. We do not anticipate making any such expenditures during the next twelve months, unless we are able to obtain sufficient capital, including from this offering, of which there is no assurance.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information concerning our company’s executive management.

Name	Age	Position(s)
Barry Grunberger	68	Chief Executive Officer, Acting Chief Financial Officer, Secretary and Director
Deepankar Katyal	36	Director
Andrew Van Noy	39	Director

Our directors serve until a successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one (1) year and serves until their successor(s) is duly elected and qualified, or until they are removed from office. There exist no family relationships among our officers and directors.

Certain information regarding the backgrounds of each of our officers and directors is set forth below.

Barry Grunberger has served our company as Chief Executive Officer, Secretary and a Director, since August 2021. Prior to his joining our company, since June 2019, Mr. Grunberger has served as Chief Executive Officer of On OTT Now, Inc., d/b/a Bokoo TV, a digital streaming platform for immigrant communities in North America, which company became our subsidiary in August 2021. Mr. Grunberger served as CEO and co-founder of Stream Go Media LLC, a Roku publisher that developed over 25 channels on the Roku platform, from August 2019 to May 2020. From July 2018 to May 2019, Mr. Grunberger was Chief Revenue and Strategy Officer for Gamoshi, a new supply side platform for digital publishers headquartered in Israel. Prior to his serving Gamoshi, he served as Head of Business Development for Verta Media, one of the fastest growing supply side platforms in the digital ad environment, from June 2018 to August 2018. He was as co-founder of startup-Progrox, a digital ad platform, from October 2015 until June 2016. He was Chief Revenue Officer for Konnected, a supply side platform for publishers, from January 2015 until August 2015. Mr. Grunberger was a co-founder of Ad Forge, a digital ad platform, from December 2013 to December 2014. Prior to his efforts with Ad Forge, he was Chief Revenue Officer at Hot Point media, a publisher of web sites, from February 2013 until December 2013, and Senior Vice President Business Development and Sales for Hot Point Media from September 2012 until February 2013. From February 2012 to September 2012, Mr. Grunberger served as Executive Vice President Business Development charged with managing its demand supply platform) for digital publishers. He served as Global Senior Vice President Business Development and Member of the Board of Directors from July 2010 until January 2012. Mr. Grunberger attended Boston University.

Deepankar Katyal has served our company as a Director, since July 2021. Since 2017, Mr. Katyal has served as Chief Executive Officer of Advangelists, LLC, a wholly-owned subsidiary of Mobiquity Technologies, Inc. (trading symbol: MOBQ), a next generation, AdTech Operating System platform for data and advertising. Mr. Katyal was a director of MOBQ from December 2018 until May 2020. From January 2017 to the present, he has also served as an advisor providing business and product advice to Q1media, a digital media services company. Additionally, from 2016 to the present, he has served as a strategic advisor to Silicon Valley Stealth Mode Products, a private company. From May 2016 to April 2017, he served as a strategic advisor to Airupt Inc., a mobile marketing platform for brands. From May 2016 to March 2017, he was head of Partnership and Strategy for Adtile Technologies, a mobile publishing and advertising solution company. From November 2015 to 2016, he served as a strategic advisor to Moonraft Innovation Labs, a company that creates customer experiences to differentiate the entities’ clients in the market by creating and designing interactive experiences across physical and digital customer touch points. From April 2014 to May 2016, he also served as a member of the innovation team at Opera Mediaworks, a mobile advertising platform company.

Andrew Van Noy has served our company as a Director, since June 2021, and, from June to August 2021, he served as our Chief Executive Officer and President. Since May 2011, Mr. Van Noy has served in various executive capacities for AiAdvertising, Inc. (trading symbol: AIAD), the developer of a proprietary advertising software platform powered by machine learning and artificial intelligence, including as Vice President of Sales and Marketing, as Executive Vice President, as President since April 2021, as Chief Executive Officer since August 2012 and as a Director since November 2012. Mr. Van Noy earned a a Bachelor of Science degree from BYU, Provo, Utah.

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Conflicts of Interest

At the present time, we do not foresee any direct conflict between our directors, their other business interests and their involvement in our company.

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors acting as a whole.

During the year ended February 28, 2021, our Board of Directors did not hold a meeting, but took action by unanimous written consent in lieu of a meeting on two occasions.

Independence of Board of Directors

None of our directors is not independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Chief Executive Officer, Barry Grunberger, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with OTC Markets, so that all shareholders have access to information about us at the same time. Mr. Grunberger collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

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EXECUTIVE COMPENSATION

In General

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)

Barry Grunberger *	2021	—	—	—	—	—	—	—	—
Chief Executive Officer, Acting Chief Financial Officer, Secretary	2020	—	—	—	—	—	—	—	—

.

* Mr. Grunberger did not assume his offices until July 2021

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Barry Grunberger	—	—	—	—	n/a	—	n/a	—	—

Employment Agreements

We have not entered into an employment agreement with our sole officer.

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Outstanding Equity Awards

During the years ended February 28, 2021 and 2020, our Board of Directors made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

Our directors receive no compensation for their serving as directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying convertible instruments, if any, held by that person are deemed to be outstanding if the convertible instruments are exercisable within 60 days of the date hereof.

We currently have outstanding shares of preferred stock, Series B Preferred Stock and Series C Preferred Stock, that are convertible into shares of our common stock within 60 days of the date hereof. In the table below, a total of 125,025,000 shares of our common stock underlying our outstanding shares of Series B Preferred Stock and a total of 13,334,000 shares of our common stock underlying our outstanding shares of Series C Preferred Stock are deemed to be outstanding, in determining beneficial ownership of our common stock.

	Share Ownership Before This Offering		Share Ownership After This Offering		Effective Voting Power After This Offering
Name of Shareholder	Number of Shares Beneficially Owned	% Beneficially Owned(1)	Number of Shares Beneficially Owned	% Beneficially Owned (2)	Number of Shares Entitled to Vote	% of Total Shares Voting (3)
Common Stock
Executive Officers and Directors
Barry Grunberger	17,503,000(4)	3.91%	17,503,000(4)	5.77%
Deepankar Katyal	17,503,000(4)	6.91%	17,503,000(4)	5.77%	See Note 3,
Andrew Van Noy	58,000,000	22.88%	58,000,000	19.11%	Note 4 and Note 7
Officers and directors, as a group (3 persons)	93,007,000(5)	36.70%	93,007,000(5)	30.65%
5% Owners
7P Capital, LLC(6)	13,639,492	5.38%	13,639,492	4.49%
Series A Preferred Stock(7)
OTC Media-Cap, LLC(8)	10,000,000	100%	10,000,000	100%
Series B Preferred Stock(9)
OTC Media-Cap, LLC(8)	75,000	100%	75,000	100%
Series C Preferred Stock(10)
Altus Advistors, LLC(11)	500	50.00%	500	50.00%
ML Squared(12)	500	50.00%	500	50.00%

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________________________________

(1)	Based on 253,459,000 shares outstanding, which includes (a) 115,100,000 issued shares, (b) 125,025,000 unissued shares that underlie Series B Preferred Stock and (c) 13,334,000 unissued shares that underlie Series C Preferred Stock, before this offering.
(2)	Based on 303,459,000 shares outstanding, which includes (a) 165,100,000 issued shares, assuming the sale of all of the Offered Shares, (b) 125,025,000 unissued shares that underlie Series B Preferred Stock and (c) 13,334,000 unissued shares that underlie Series C Preferred Stock, after this offering.
(3)	100% of our Series A Preferred Stock is owned by OTC Media-Cap, LLC. One of our directors, Deepankar Katyal, controls the disposition of the Series A Preferred Stock owned by OTC Media-Cap, LLC. The shares of Series A Preferred Stock have the following voting rights: each share of the Series A Preferred Stock may vote the equivalent of 1,000 shares of our common stock on all matters submitted to our shareholders. Due to the superior voting rights of the Series A Preferred Stock (see Note 7), Mr. Katyal will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.
(4)	None of these shares has been issued, but underlie shares of Series B Preferred Stock, which shares of Series B Preferred Stock are owned of record by OTC Media-Cap, LLC (see Note 8).
(5)	58,00,000 of these shares have been issued; 35,007,000 of these shares have not been issued, but underlie shares of Series B Preferred Stock (see Note 8).
(6)	Brian Guinn is the control person of this entity.
(7)	The shares of Series A Preferred Stock have the following voting rights: each share of the Series A Preferred Stock may vote the equivalent of 1,000 shares of our common stock on all matters submitted to our shareholders.
(8)	One of our Directors, Deepankar Katyal, controls the disposition of the Series A Preferred Stock owned by this entity (see Note 3). In addition, each of Mr. Katyal and our Chief Executive Officer, Barry Grunberger, beneficially owns 14% of this entity. Based on such beneficial ownership, Messrs. Katyal and Grunberger are each deemed to own beneficially 17,503,000 shares of our common stock (see Note 7).
(9)	Each share of Series B Preferred Stock is convertible into 1,667 shares of our common stock, at any time.
(10)	Each share of Series C Preferred Stock is convertible into 13,334 shares of our common stock, at any time.
(11)	Greg Boden is the control person of this entity.
(12)	Matt Long is the control person of this entity.

Series A Preferred Stock

Currently, there are 10,000,000 shares of our Series A Preferred Stock issued and outstanding, which shares are owned of record by OTC Media-Cap, LLC. One of our directors, Deepankar Katyal, controls the disposition of the Series A Preferred Stock owned by OTC Media-Cap, LLC. The Series A Preferred Stock has the following voting rights: each share of the Series A Preferred Stock may vote the equivalent of 1,000 shares of our common stock on all matters submitted to our shareholders. Mr. Katyal will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Description of Securities—Series A Preferred Stock”).

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Acquisition Agreement

On July 18, 2021, we entered into a merger and plan of agreement with On OTT Now, Inc. (“On OTT”), a company owned by our current CEO and a Director, Barry Grunberger, whereby On OTT merged into our subsidiary, BoKoo TV, Inc, with the surviving entity being BoKoo TV, Inc. As merger consideration, On OTT shareholders received 10,000,000 shares of our Series A Preferred Stock and 75,000 shares of Series B Preferred Stock. Our shares of Series A Preferred Stock possesses superior voting rights. (See “Description of Securities—Preferred Stock— Series A Preferred Stock”). Each share of our Series B Preferred Stock converts into 1,667 shares of our common stock. (See “Description of Securities—Preferred Stock— Series B Preferred Stock” and “Security Ownership of Certain Beneficial Owners and Management”).

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Newlan Law Firm, PLLC, Flower Mound, Texas. Newlan Law Firm, PLLC owns no securities of our company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

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F-1

Transnational Group, Inc.

Unaudited Consolidated Balance Sheet

	November 30, 2021	February 28, 2021
	(unaudited)	(unaudited)
ASSETS
CURRENT ASSETS
Cash	$79,611	$–
Trade and other receivables	–	–
Advance on acquisition	–	–
Prepaid expenses - claims	–	–
Mining equipment	–	–
Mining equipment awaiting shipment	–	–
TOTAL CURRENT ASSETS	79,611	–

OTHER ASSETS
Goodwill and intangible assets	7,500,000	–
TOTAL OTHER ASSETS	7,500,000	–

TOTAL ASSETS	$7,579,611	$–

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Loans and advances from stockholders	$3,533	$953,811
Accrued liabilities	–	–
Payables to stock holders	–	–
TOTAL CURRENT LIABILITIES	3,533	953,811

TOTAL LIABILITIES	3,533	953,811

SHAREHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.001 par value; 100,000,000 Authorized shares:10,076,000 and zero outstanding	10,076	–
Common stock, $0.001 par value; 500,000,000 authorized shares; 115,100,000 and 46,000,000 shares issued and outstanding, respectively	115,100	46,000
Additional paid in capital	25,676,713	17,357,449
Accumulated deficit	(18,225,811)	(18,357,260)
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	7,576,078	(953,811)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$7,579,611	$–

The accompanying notes are an integral part of these consolidated financial statements.

F-2

Transnational Group, Inc.

Unaudited Consolidated Income Statement

	Three Months Ended		Nine Months Ended
	November 30, 2021	November 30, 2020	November 30, 2021	November 30, 2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUE	$–	$–	$–	$–

COST OF REVENUE	–	–	–	–
Gross Profit	–	–	–	–

OPERATING EXPENSES
Salaries and outside services	11,000	–	11,000	–
Selling, general and administrative expenses	3,722	–	12,922	–
Depreciation and amortization	–	–	–	–
TOTAL OPERATING EXPENSES	14,722	–	23,922	–

INCOME (LOSS) FROM OPERATIONS BEFORE OTHER INCOME AND TAXES	(14,722)	–	(23,922)	–

OTHER INCOME (EXPENSE)
Other expense	–	–	(500,000)	–
Gain on extinguishment of debt	–	–	665,927	–
Interest expense	–	(13,341)	(10,556)	(40,464)
TOTAL OTHER INCOME (EXPENSE)	–	(13,341)	155,371	(40,464)

INCOME/(LOSS) FROM OPERATIONS BEFORE PROVISION FOR TAXES	(14,722)	(13,341)	131,449	(40,464)

PROVISION (BENEFIT) FOR INCOME TAXES	–	–	–	–

NET INCOME/(LOSS)	(14,722)	(13,341)	131,449	(40,464)

NET INCOME/(LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(14,722)	$(13,341)	$131,449	$(40,464)

NET LOSS PER SHARE

Basic	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING

Basic	115,100,000	39,860,508	92,797,810	39,860,508
Diluted	115,100,000	39,860,508	244,148,533	39,860,508

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Transnational Group, Inc.

Unaudited Consolidated Statement of Stockholders' Equity

					Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

	Nine months ended November 30, 2020

Balance, February 28, 2020	–	$–	39,860,508	$39,861	$17,363,588	$(18,303,601)	$(900,152)

Net loss	–	–	–	–	–	(13,635)	(13,635)

Balance, May 31, 2020	–	–	39,860,508	39,861	17,363,588	(18,317,236)	(913,787)

Net loss	–	–	–	–	–	(13,488)	(13,488)

Balance, August 31, 2020	–	–	39,860,508	39,861	17,363,588	(18,330,724)	(927,275)

Net loss	–	–	–	–	–	(13,341)	(13,341)

Balance, November 30, 2020	–	$–	39,860,508	$39,861	$17,363,588	$(18,344,065)	$(940,616)

					Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

	Nine months ended November 30, 2021

Balance, February 28, 2021	–	$–	46,000,000	$46,000	$17,357,449	$(18,357,260)	$(953,811)

Stock issuance to lenders	–	–	3,600,000	3,600	294,840	–	298,440

Stock issuance to custodian	–	–	58,000,000	58,000	(58,000)	–	–

Net income	–	–	–	–	–	655,371	655,371

Balance, May 31, 2021	–	–	107,600,000	107,600	17,594,289	(17,701,889)	–

Issuance of Series A Preferred stock	10,000,000	10,000	–	–	490,000	–	500,000

Issuance of Series B Preferred stock	75,000	75	–	–	7,499,925	–	7,500,000

Issuance of Series C Preferred stock	1,000	1	–	–	99,999	–	100,000

Stock issuance to lenders	–	–	7,500,000	7,500	(7,500)	–	–

Net loss	–	–	–	–	–	(509,200)	(509,200)

Balance, August 31, 2021	10,076,000	10,076	115,100,000	115,100	25,676,713	(18,211,089)	7,590,800

Net loss	–	–	–	–	–	(14,722)	(14,722)

Balance, November 30, 2021	10,076,000	$10,076	115,100,000	$115,100	$25,676,713	$(18,225,811)	$7,576,078

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Transnational Group, Inc.

Unaudited Consolidated Statement of Cash Flows

	Nine Months Ended
	November 30, 2021	November 30, 2020
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net gain (loss) from continued operations	$131,449	$(40,464)
Adjustment to reconcile net loss to net cash (used in) operating activities	–	–
Non-cash compensation expense	–	–
Non-cash service expense	–	–
Change in assets and liabilities:	–	–
(Increase) Decrease in:
Accounts payable	3,533	–
Accrued expenses	10,556	40,464

NET CASH USED IN OPERATING ACTIVITIES	145,538	–

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of On OTT Now	–	–

NET CASH PROVIDED BY INVESTING ACTIVITIES	–	–

CASH FLOWS FROM FINANCING ACTIVITIES:
Gain on exchange of debt for equity	(665,927)	–
Issuance of Series A Pref	500,000	–
Issuance of Series B Pref	–	–
Issuance of Series C Pref	100,000	–

NET CASH PROVIDED BY FINANCING ACTIVITIES	(65,927)	–

NET INCREASE / (DECREASE) IN CASH	79,611	–

CASH, BEGINNING OF PERIOD	–	–

CASH, END OF PERIOD	$79,611	$–

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$–	$–
Taxes paid	$–	$–

Non-cash financing activities:
Issuance of common stock to lenders	$298,440	$–

The accompanying notes are an integral part of these consolidated financial statements.

F-5

TRANSNATIONAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

November 30, 2021

1.	BASIS OF PRESENTATION

The accompanying unaudited Consolidated Financial Statements of Transnational Group, Inc. ("Transnational Group," "we," "us," "our," or the "Company"), have been prepared in accordance with the instructions to interim financial reporting as prescribed by the Securities and Exchange Commission (the "SEC"). The results for the interim periods are not necessarily indicative of results for the entire year. In the opinion of management, the unaudited Consolidated Financial Statements contained in this report include all known accruals and adjustments necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods reported herein. Any such adjustments are of a normal recurring nature.

Going Concern

The accompanying Consolidated Financial Statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying Consolidated Financial Statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company does not generate significant revenue, and has negative cash flows from operations, which raise substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, raising additional capital. Historically, the Company has obtained funds from investors since its inception through sales of our securities. The Company will also seek to generate additional working capital from increasing sales from its operations, and continue to pursue its business plan and purposes.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Transnational Group is presented to assist in understanding the Company's Consolidated Financial Statements. The Consolidated Financial Statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the Consolidated Financial Statements.

Accounts Receivable

The Company has not yet extended credit to its customers. Accounts receivable are customer obligations due under normal trade terms. Once the Company resumes offering credit to its customers, we will perform continuing credit evaluations of our customers' financial condition. Management will review accounts receivable on a regular basis, based on contractual terms and how recently payments have been received to determine if any such amounts will potentially be uncollected. The Company will include any balances that are determined to be uncollectible in its allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable would be written off. The balance of the allowance account at November 30, 2021 and February 28, 2021 were both zero.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Since the Company has limited operations, estimates are primarily used in measuring liabilities, fair value assumptions in accounting for business combinations and analyzing goodwill, intangible assets, and long-lived asset impairments and adjustments.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. As of November 30, 2021, the Company had a cash balance of $79,611.

F-6

Property and Equipment

Property and equipment are stated at cost, and are depreciated or amortized using the straight-line method over the following estimated useful lives:

Furniture, fixtures & equipment	7 Years
Computer equipment	5 Years
Commerce server	5 Years
Computer software	3 - 5 Years
Leasehold improvements	Length of the lease

Since the Company had no depreciable assets, depreciation expense was zero for the three months ended November 30, 2021.

Revenue Recognition

During the period, the Company had no revenue. However, when we do record revenue, it will be in accordance with ASC 606. The deferred revenue and customer deposits as of November 30, 2021, and February 28, 2021 were both zero.

Research and Development

Research and development costs are expensed as incurred. Total research and development costs were zero for the three months ended November 30, 2021.

Advertising Costs

The Company expenses the cost of advertising and promotional materials when incurred. Total advertising cost was zero for the three months ended November 30, 2021.

Fair value of financial instruments

The Company's financial instruments, including cash and cash equivalents and notes payable, are carried at cost, which approximates their fair value, due to the relatively short maturity of these instruments. As of November 30, 2021 and February 28, 2021, the Company's notes payable have stated borrowing rates that are consistent with those currently available to the Company and, accordingly, the Company believes the carrying value of these debt instruments approximates their fair value.

Fair value is defined as the price to sell an asset or transfer a liability, between market participants at the measurement date. Fair value measurements assume that the asset or liability is (1) exchanged in an orderly manner, (2) the exchange is in the principal market for that asset or liability, and (3) the market participants are independent, knowledgeable, able and willing to transact an exchange. Fair value accounting and reporting establishes a framework for measuring fair value by creating a hierarchy for observable independent market inputs and unobservable market assumptions and expands disclosures about fair value measurements. Considerable judgment is required to interpret the market data used to develop fair value estimates. As such, the estimates presented herein are not necessarily indicative of the amounts that could be realized in a current exchange. The use of different market assumptions and/or estimation methods could have a material effect on the estimated fair value.

ASC Topic 820 established a nine-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

F-7

Indefinite Lived Intangibles and Goodwill Assets

The Company accounts for business combinations under the acquisition method of accounting in accordance with ASC 805, "Business Combinations," where the total purchase price is allocated to the tangible and identified intangible assets acquired and liabilities assumed based on their estimated fair values. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from acquired customer lists, acquired technology, and trade names from a market participant perspective, useful lives and discount rates. Management's estimates of fair value are based upon assumptions we believe to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. The purchase price is allocated using the information currently available, and may be adjusted, up to one year from acquisition date, after obtaining more information regarding, among other things, asset valuations, liabilities assumed and revisions to preliminary estimates. The purchase price in excess of the fair value of the tangible and identified intangible assets acquired less liabilities assumed is recognized as goodwill.

The Company tests for indefinite lived intangibles and goodwill impairment in the fourth quarter of each year and whenever events or circumstances indicate that the carrying amount of the asset exceeds its fair value and may not be recoverable. In accordance with its policies, at February 28, 2022, the Company will perform a qualitative assessment of indefinite lived intangibles and goodwill related to any acquisitions completed during the fiscal year.

The impairment test will be conducted by the Company includes a two-step approach to determine whether it is more likely than not that impairment exists. If it is determined, after step one, that it is not more likely than not, that impairment exists, then no further analysis is conducted. The steps are as follows:

1.	Based on the totality of qualitative factors, determine whether the carrying amount of the intangible asset may not be recoverable. Qualitative factors and key assumptions reviewed include the following:

•	Increases in costs, such as labor, materials or other costs that could negatively affect future cash flows. The Company assumed that costs associated with labor, materials, and other costs should be consistent with fair market levels. If the costs were materially higher than fair market levels, then such costs may adversely affect the future cash flows of the Company or reporting units.

•	Financial performance, such as negative or declining cash flows, or reductions in revenue may adversely affect recoverability of the recorded value of the intangible assets. During our analysis, the Company assumes that revenues should remain relatively consistent or show gradual growth month-to-month and quarter-to-quarter. If we report revenue declines, instead of increases or flat levels, then such condition may adversely affect the future cash flows of the Company or reporting units.

•	Legal, regulatory, contractual, political, business or other factors that could affect future cash flows. During our analysis, the Company assumes that the legal, regulatory, political or business conditions should remain consistent, without placing material pressure on the Company or any of its reporting units. If such conditions were to become materially different than what has been experienced historically, then such conditions may adversely affect the future cash flows of the Company or reporting units.
•	Entity-specific events such as losses of management, key personnel, or customers, may adversely affect future cash flows. During our analysis, the Company assumes that members of management, key personnel, and customers will remain consistent period-over-period. If not effectively replaced, the loss of members of management and key employees could adversely affect operations, culture, morale and overall success of the OTC Markets Group Inc. OTC Pink Basic Disclosure Guidelines (v3.1 June 24, 2021) Page 14 of 20 company. In addition, if material revenue from key customers is lost and not replaced, then future cash flows will be adversely affected.

•	Industry or market considerations, such as competition, changes in the market, changes in customer dependence on our service offerings, or obsolescence could adversely affect the Company or its reporting units. We understand that the markets we serve are constantly changing, requiring us to change with them. During our analysis, we assume that we will address new opportunities in service offering and industries served. If we do not make such changes, then we may experience declines in revenue and cash flow, making it difficult to re-capture market share.

•	Macroeconomic conditions such as deterioration in general economic conditions or limitations on accessing capital could adversely affect the Company. During our analysis, we acknowledge that macroeconomic factors, such as the economy, may affect our business plan because our customers may reduce budgets for our services. If there are material declines in the economy, which lead to reductions in revenue then such conditions may adversely affect the Company.

F-8

2.	Compare the carrying amount of the intangible asset to the fair value.

3.	If the carrying amount is greater than the fair value, then the carrying amount is reduced to reflect fair value.

Business Combinations

The acquisition of subsidiaries will be accounted for using the purchase method. The cost of the acquisition will be measured at the aggregate of the fair value, at the acquisition date, of assets received, liabilities incurred or assumed, and equity instruments issued by the Company in exchange for control of the acquiree. Any costs directly attributable to the business combination are expensed in the period incurred. The acquiree's identifiable assets and liabilities will be recognized at their fair values at the acquisition date.

Goodwill arising on acquisition will be recognized as an asset and initially measured at cost, being the excess of the cost of the business combination over the Company's interest in the net fair value of the identifiable assets, liabilities and contingent liabilities recognized.

Stock-Based Compensation

As of November 30, 2021, the Company had no stock-based compensation arrangements. However, if issued, the Company will address the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for either equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. The transactions will be accounted for using a fair-value-based method and recognized as expenses in our statement of operations.

Stock-based compensation expense recognized during the period will be based on the value of the portion of stock-based payment awards that is ultimately expected to vest. The stock-based compensation expense recognized in the consolidated statements of operations during the three months ended November 30, 2021 was zero.

Basic and Diluted Net Income (Loss) per Share Calculations

Income (Loss) per Share dictates the calculation of basic earnings per share and diluted earnings per share. Basic earnings per share are computed by dividing income available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

For the three months ended November 30, 2021, the Company excluded 125,025,000 shares of common stock as a result of the conversion of 75,000 shares of Series B Preferred stock and 13,334,000 shares of common stock as a result of the conversion of 1,000 shares of Series C Preferred stock from the calculation of earnings per share because the shares would be anti-dilutive.

Dilutive per share amounts are computed using the weighted-average number of common shares outstanding and potentially dilutive securities, using the treasury stock method if their effect would be dilutive.

Recently Adopted Accounting Pronouncements

The Company does not elect to delay complying with any new or revised accounting standards, but to apply all standards required of public companies, according to those required application dates.

Management reviewed accounting pronouncements issued during the quarter ended November 30, 2021, and no pronouncements were adopted during the period.

Management reviewed accounting pronouncements issued during the year ended February 28, 2021, and no pronouncements were adopted during the period.

Recently Issued Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued Accounting Standards Update No. 2016-13 (ASU 2016-13) "Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments" which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2022. We are currently in the process of evaluating the impact of the adoption of ASU 2016-13 on our consolidated financial statements.

F-9

In January 2017, the FASB issued 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The amendments in this ASU simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test and eliminating the requirement for a reporting unit with a zero or negative carrying amount to perform a qualitative assessment. Instead, under this pronouncement, an entity would perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and would recognize an impairment change for the amount by which the carrying amount exceeds the reporting unit's fair value; however, the loss recognized is not to exceed the total amount of goodwill allocated to that reporting unit. In addition, income tax effects will be considered, if applicable. This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. Early adoption is permitted. The Company is currently evaluating the impact of this ASU on its consolidated financial statements and related disclosures.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. The measurement of deferred tax assets and liabilities is based on provisions of applicable tax law. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance based on the amount of tax benefits that, based on available evidence, is not expected to be realized. For the three months ended November 30, 2021, we used the federal tax rate of 21% in our determination of the deferred tax assets and liabilities balances.

For the three months ended
November 30, 2021

Current tax provision:
Federal
Taxable income	$–
Total current tax provision	$–

Deferred tax provision:
Federal
Loss carryforwards	$–
Change in valuation allowance	$–
Total deferred tax provision	$–

3.	REVENUE RECOGNITION

Although the Company currently does not have any revenue, when revenue recognition resumes, the Company will record the transactions in accordance with ASU 2014-09 Revenue from Contracts with Customers and all subsequent amendments to the ASU (collectively, "ASC 606"). In accordance with ASC 606, revenues are recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

The core principles of revenue recognition under ASC 606 includes the following five criteria:

1.	Identify the contract with the customer Contract with our customers may be oral, written, or implied. A written and signed contract stating the terms and conditions is the preferred method and is consistent with most customers. The terms of a written contract may be contained within the body of an email, during which proposals are made and campaign plans are outlined, or it may be a stand-alone document signed by both parties. Contracts that are oral in nature are consummated in status and pitch meetings and may be later followed up with an email detailing the terms of the arrangement, along with a proposal document. No work is commenced without an understanding between the Company and our customers, that a valid contract exists.

F-10

2.	Identify the performance obligations in the contract Our sales and account management teams define the scope of services to be offered, to ensure all parties are in agreement and obligations are being delivered to the customer as promised. The performance obligation may not be fully identified in a mutually signed contract, but may be outlined in email correspondence, face-to-face meetings, additional proposals or scopes of work, or phone conversations.

3.	Determine the transaction price Pricing is discussed and identified by the operations team prior to submitting a proposal to the customer. Based on the obligation presented, third-party service pricing is established, and time and labor are estimated, to determine the most accurate transaction pricing for our customer. Price is subject to change upon agreed parties, and could be fixed or variable, milestone focused or time and materials.

4.	Allocate the transaction price to the performance obligations in the contract If a contract involves multiple obligations, the transaction pricing is allocated accordingly, during the performance obligation phase (criteria 2 above).

5.	Recognize revenue when (or as) we satisfy a performance obligation The Company will evaluate the performance obligations as revenue recognition materializes.

4.	LIQUIDITY AND OPERATIONS

The Company had a net income of $131,449 for the nine months ended November 30, 2021, and net cash provided by operating activities of $145,538.

As of November 30, 2021, the Company did not have short-term borrowing relationship with any lenders.

While the Company hopes that its capital needs in the foreseeable future may be met by operations, there is no assurance that the Company will be able to generate enough positive cash flow to finance its growth and business operations in which event, the Company may need to seek outside sources of capital. There can be no assurance that such capital will be available on terms that are favorable to the Company or at all.

5.	BUSINESS ACQUISITIONS

On July 18, 2021, the Company completed the acquisition of On OTT Now, Inc. ("On OTT Now"). As of that date, the Company's operating subsidiary, Bokoo TV, Inc. ("Bokoo TV"), merged with On OTT Now and the name of the combined subsidiary was Bokoo TV. The total purchase price of $7,500,000, was paid in the form of the issuance of ten thousand (75,000) shares of the Company's Series B Convertible Preferred Stock, at a liquidation preference of one hundred dollars ($100) per share.

Under the purchase method of accounting, the transactions were valued for accounting purposes at $7,500,000, which was the fair value of WebTegrity at the time of acquisition. The acquisition date estimated fair value of the consideration transferred and purchase price allocation consisted of the following:

Current assets	$–
Fixed assets	–
Liabilities	–
Net assets	–
Brand name	–
Trade Secrets	4,500,000
Goodwill	3,000,000
Total purchase price	7,500,000

Issuance of Series B Convertible Preferred Stock	$7,500,000

The On OTT Now acquisition is based on a preliminary purchase price allocation, and include identifiable intangible assets, which were based on their estimated fair values as of the acquisition date. The excess of purchase price over the estimated fair value of the net tangible and identifiable intangible assets acquired was recorded as goodwill. The allocation of the purchase price required management to make significant estimates in determining the fair values of assets acquired and liabilities assumed, especially with respect to identifiable intangible assets. These estimated fair values were based on information obtained from management of the acquired companies and historical experience and, with respect to the long-lived tangible and intangible assets, and have not been evaluated by an independent valuation firm.

F-11

5.	INTANGIBLE ASSETS

Trade Secrets

On July 18, 2021, the Company acquired On OTT Now, and has calculated the value of the trade secrets as $4,500,000, which is included in other assets on the balance sheet. The Company has determined that the trade secrets have an indefinite useful life and are therefore not amortized. The Company will evaluate this intangible asset for impairment annually.

Goodwill

On July 18, 2021, the Company acquired On OTT Now, and has calculated the value of the goodwill as $3,000,000, which is included in other assets on the balance sheet.

6.	NOTES PAYABLE

On April 25, 2009, the Company issued a promissory note (the "April 2009 Note") in the amount of $150,000, at which time the entire balance of $150,000 was received to cover operational expenses. The April 2009 Note bore interest at a rate of 10% per year and was payable upon demand. On May 11, 2021, the April 2009 Note was exchanged for common stock. At the time of the exchange, the balance due was $329,971, which included $179,971 of accrued interest. As of November 30, 2021, the balance due on the April 2009 Note was zero.

On September 23, 2014, the Company issued a promissory note (the "September 2014 Note") in the amount of $135,000, at which time the entire balance of $135,000 was received to cover operational expenses. The September 2014 Note bore interest at a rate of 12% per year and was payable upon demand. On May 11, 2021, the September 2014 Note was exchanged for common stock. At the time of the exchange, the balance due was $242,227, which included $107,227 of accrued interest. As of November 30, 2021, the balance due on the September 2014 Note was zero.

On September 16, 2015, the Company issued a promissory note (the "September 2015 Note") in the amount of $159,174, at which time the entire balance of $159,174 was received to cover operational expenses. The September 2014 Note bore interest at a rate of 10% per year and was payable upon demand. On May 11, 2021, the September 2015 Note was exchanged for common stock. At the time of the exchange, the balance due was $249,184, which included $90,010 of accrued interest. As of November 30, 2021, the balance due on the September 2015 Note was zero.

On January 1, 2019, the Company issued a promissory note (the "January 2019 Note") in the amount of $127,900, at which time the entire balance of $127,900 was received to cover operational expenses. The January 2019 Note bore interest at a rate of 5% per year and was payable upon demand. On May 11, 2021, the January 2019 Note was exchanged for common stock. At the time of the exchange, the balance due was $142,985, which included $15,085 of accrued interest. As of November 30, 2021, the balance due on the January 2019 Note was zero.

Below is a summary of the debt-for-equity exchange on May 11, 2021:

Note Date	Principal	Accrued Interest	Total Due	Gain on Exchange	Common Shares Issued
April 25, 2009	$150,000	$179,971	$329,971
September 23, 2014	135,000	107,227	242,227
September 16, 2015	159,174	90,010	249,184
January 1, 2019	127,900	15,085	142,985

Total	$572,074	$392,293	$964,367	$665,927	3,600,000

The gain of $665,927 was calculated as the total amount due ($964,367) minus the value of the stock issued (3,600,000 x $0.0829 = $298,440).

7.	CAPITAL STOCK

At November 30, 2021 and February 28, 2021, the Company's authorized stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value of $0.001 per share. The rights, preferences and privileges of the holders of the preferred stock will be determined by the Board of Directors prior to issuance of such shares. The conversion of certain outstanding preferred stock could have a significant impact on our common stockholders. As of the date of this report, the Board has designated 10,000,000 shares of preferred stock, as Series A, 75,000 shares as Series B and 6,000 shares as Series C.

F-12

Series A Preferred

The Company designated 10,000,000 shares of preferred stock as Series A Preferred. The shares of Series A are not convertible to common stock, but each share of Series A preferred may cast the equivalent of 1,000 shares of common stock. Therefore, 10,000,000 shares of Series A preferred have the voting rights of 10,000,000,000 shares of common stock.

Series B Preferred

The Company designated 75,000 shares of preferred stock as Series B Preferred stock. Each shares of Series B Preferred is convertible into 1,667 shares of common stock and values at $100. The Series B Preferred Stock does not have voting rights except as required by law and with respect to certain protective provisions set forth in the Certificate of Designation of Series B Preferred Stock. The Company issued 75,000 shares of Series B Preferred stock to the owners of On OTT Now, Inc. from the merger with Bokoo TV. As of November 30, 2021, the Company has 75,000 shares of Series B Preferred stock outstanding.

Series C Preferred

The Company designated 6,000 shares of preferred stock as Series C Preferred stock. Each share of Series C preferred stock converts into 13,334 shares of common stock and is valued at $100. The Series C Preferred Stock does not have voting rights except as required by law and with respect to certain protective provisions set forth in the Certificate of Designation of Series C Preferred Stock. The Company issued 1,000 shares of Series C Preferred stock to investors for $100,000. As of November 30, 2021, the Company has 1,000 shares of Series C Preferred stock outstanding.

8.	STOCK OPTIONS AND WARRANTS

As of November 30, 2021, no stock options or warrants were outstanding.

9.	RELATED PARTIES None noted.

10.	CONCENTRATIONS None noted.

11.	COMMITMENTS AND CONTINGENCIES

Leases

In February 2016, the FASB issued ASU 2016-02, "Leases" Topic 842, which amends the guidance in former ASC Topic 840, Leases ("ASC 840"). The new standard increases transparency and comparability most significantly by requiring the recognition by lessees of right-of-use ("ROU") assets and lease liabilities on the balance sheet for all leases longer than 12 months. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. For lessees, leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement, over the expected term on a straight-line basis. Operating leases are recognized on the balance sheet as right-of-use assets, current operating lease liabilities and non-current operating lease liabilities. We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use ("ROU") assets and operating lease liabilities on our consolidated balance sheets. Finance leases are included in property and equipment, current liabilities, and long-term liabilities on our consolidated balance sheets.

When the Company initiates a lease, we will record the transaction in accordance with ASC 840.

Legal Matters

The Company may be involved in legal actions and claims arising in the ordinary course of business, from time to time, none of which at this time the Company considers to be material to the Company's business or financial condition.

12.	SUPPLEMENTAL STATEMENT OF CASH FLOWS INFORMATION

During the nine months ended November 30, 2021, there were the following non-cash activities.

•	Certain lenders were issued 3,600,000 shares of common stock, valued at $298,440, in exchange for notes payable valued at $964,367, resulting in a gain of $665,927.
•	The Company issued 58,000,000 shares of common stock to the Custodian.
•	The Company issued 7,500,000 shares of common stock to a lender.

F-13

13.	SUBSEQUENT EVENTS

Management has evaluated subsequent events according to ASC TOPIC 855 as of the date of the financial statements and has determined that no event is reportable.

F-14

Transnational Group, Inc.
Unaudited Consolidated Balance Sheet

	February 28, 2021	February 28, 2020
	(unaudited)	(unaudited)
ASSETS
CURRENT ASSETS
Cash	$–	$–
Trade and other receivables	–	–
Advance on acquisition	–	–
Prepaid expenses - claims	–	–
Mining equipment	–	–
Mining equipment awaiting shipment	–	–
TOTAL CURRENT ASSETS	–	–

OTHER ASSETS
Goodwill and intangible assets	–	–
TOTAL OTHER ASSETS	–	–

TOTAL ASSETS	$–	$–

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Loans and advances from stockholders	$953,811	$900,152
Accrued liabilities	–	–
Payables to stock holders	–	–
TOTAL CURRENT LIABILITIES	953,811	900,152

TOTAL LIABILITIES	953,811	900,152

SHAREHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.001 par value; 100,000,000 Authorized shares: zero outstanding	–	–
Common stock, $0.001 par value; 500,000,000 authorized shares; 46,000,000 and 39,860,508 shares issued and outstanding, respectively	46,000	39,861
Additional paid in capital	17,357,449	17,363,588
Accumulated deficit	(18,357,260)	(18,303,601)
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	(953,811)	(900,152)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$–	$–

The accompanying notes are an integral part of these consolidated financial statements.

F-15

Transnational Group, Inc.
Unaudited Consolidated Income Statement

Year Ended
	February 28, 2021	February 28, 2020
	(unaudited)	(unaudited)
REVENUE	$–	$–

COST OF REVENUE	–	–
Gross Profit	–	–

OPERATING EXPENSES
Salaries and outside services	–	–
Selling, general and administrative expenses	–	–
Depreciation and amortization	–	–
TOTAL OPERATING EXPENSES	–	–

INCOME (LOSS) FROM OPERATIONS BEFORE OTHER INCOME AND TAXES	–	–

OTHER INCOME (EXPENSE)
Other expense	–	–
Gain on extinguishment of debt	–	–
Interest expense	(53,659)	(55,673)
TOTAL OTHER INCOME (EXPENSE)	(53,659)	(55,673)

INCOME/(LOSS) FROM OPERATIONS BEFORE PROVISION FOR TAXES	(53,659)	(55,673)

PROVISION (BENEFIT) FOR INCOME TAXES	–	–

NET INCOME/(LOSS)	(53,659)	(55,673)

NET INCOME/(LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(53,659)	$(55,673)

NET LOSS PER SHARE

Basic	$(0.00)	$(0.00)
Diluted	$(0.00)	$(0.00)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING

Basic	41,091,780	39,860,508
Diluted	41,091,780	39,860,508

The accompanying notes are an integral part of these consolidated financial statements.

F-16

Transnational Group, Inc.

Unaudited Consolidated Statement of Stockholders' Equity

					Additional
					Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

	Year ended February 28, 2020
Balance, February 28, 2019	–	$–	39,860,508	$39,861	$17,363,588	$(18,247,928)	$(844,479)

Net loss	–	–	–	–	–	(13,488)	(13,488)

Balance, May 31, 2019	–	$–	39,860,508	$39,861	$17,363,588	$(18,261,416)	$(857,967)

Net loss	–	–	–	–	–	(13,488)	(13,488)

Balance, August 31, 2019	–	$–	39,860,508	$39,861	$17,363,588	$(18,274,904)	$(871,455)

Net loss	–	–	–	–	–	(13,341)	(13,341)

Balance, November 30, 2019	–	$–	39,860,508	$39,861	$17,363,588	$(18,288,245)	$(884,796)

Net loss	–	–	–	–	–	(15,356)	(15,356)

Balance, February 28, 2020	–	$–	39,860,508	$39,861	$17,363,588	$(18,303,601)	$(900,152)

					Additional
					Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

	Year ended February 28, 2021
Balance, February 28, 2020	–	$–	39,860,508	$39,861	$17,363,588	$(18,303,601)	$(900,152)

Net loss	–	–	–	–	–	(13,635)	(13,635)

Balance, May 31, 2020	–	$–	39,860,508	$39,861	$17,363,588	$(18,317,236)	$(913,787)

Net loss	–	–	–	–	–	(13,488)	(13,488)

Balance, August 31, 2020	–	$–	39,860,508	$39,861	$17,363,588	$(18,330,724)	$(927,275)

Net loss	–	–	–	–	–	(13,341)	(13,341)

Balance, November 30, 2020	–	$–	39,860,508	$39,861	$17,363,588	$(18,344,065)	$(940,616)

Stock issuance to custodian	–	–	6,139,492	6,139	(6,139)	–	–

Net loss	–	–	–	–	–	(13,195)	(13,195)

Balance, February 28, 2021	–	$–	46,000,000	$46,000	$17,357,449	$(18,357,260)	$(953,811)

The accompanying notes are an integral part of these consolidated financial statements.

F-17

Transnational Group, Inc.

Unaudited Consolidated Statement of Cash Flows

Years Ended
	February 28, 2021	February 28, 2020
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net gain (loss) from continued operations	$(53,659)	$(53,673)
Adjustment to reconcile net loss to net cash (used in) operating activities	–	–
Non-cash compensation expense	–	–
Non-cash service expense	–	–
Change in assets and liabilities:	–	–
(Increase) Decrease in:
Accounts payable	–	–
Accrued expenses	53,659	55,673

NET CASH USED IN OPERATING ACTIVITIES	–	–

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of On OTT Now	–	–

NET CASH PROVIDED BY INVESTING ACTIVITIES	–	–

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of Series A Pref	–	–
Issuance of Series B Pref	–	–
Issuance of Series C Pref	–	–

NET CASH PROVIDED BY FINANCING ACTIVITIES	–	–

NET INCREASE / (DECREASE) IN CASH	–	–

CASH, BEGINNING OF PERIOD	–	–

CASH, END OF PERIOD	$–	$–

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$–	$–
Taxes paid	$–	$–

Non-cash financing activities:
Issuance of common stock to lenders	$6,139	$–

The accompanying notes are an integral part of these consolidated financial statements.

F-18

TRANSNATIONAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

FEBRUARY 28, 2021

1.	ORGANIZATION AND LINE OF BUSINESS

Organization

Transnational Group, Inc. (“we”, “us”, “our” or the “Company”) is a Nevada corporation formerly known as Vitaminoverrun.com Corp, Apache Motor Corporation, and Transnational Automotive Group, Inc. On January 31, 2014, we changed the name of the Company from Transnational Automotive Group, Inc. to Transnational Group, Inc. to reflect a new plan of strategically acquiring companies that would offer products and services globally. Currently, the Company does not have a principal place of business, but has a mailing address in Utah. The Company was designated as a shell from 2015 until the current year. On September 14, 2020, the Nevada District Court appointed a custodian to assist the Company in reestablishing operations.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. As of February 28, 2021, the Company had no assets, liabilities or revenue and has historically reported net losses, and has negative cash flows from operations, which raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, an additional cash infusion. The Company has obtained funds from its lenders and investors since its inception through February 28, 2021. It is management’s plan to generate additional working capital from increasing sales from the Company’s service offerings, in addition to acquiring profitable service providers.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Transnational Group is presented to assist in understanding the Company’s Consolidated Financial Statements. The Consolidated Financial Statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the Consolidated Financial Statements.

Accounts Receivable

The Company has not yet extended credit to its customers. Accounts receivable are customer obligations due under normal trade terms. Once the Company resumes offering credit to its customers, we will perform continuing credit evaluations of our customers’ financial condition. Management will review accounts receivable on a regular basis, based on contractual terms and how recently payments have been received to determine if any such amounts will potentially be uncollected. The Company will include any balances that are determined to be uncollectible in its allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable would be written off. The balance of the allowance account at February 28, 2021 and February 28. 2020 were both zero.

F-19

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Since the Company has limited operations, estimates are primarily used in measuring liabilities, fair value assumptions in accounting for business combinations and analyzing goodwill, intangible assets, and long-lived asset impairments and adjustments.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. As of February 28, 2021, the Company had a cash balance of zero.

Property and Equipment

Property and equipment are stated at cost, and are depreciated or amortized using the straight-line method over the following estimated useful lives:

Furniture, fixtures & equipment	7 Years
Computer equipment	5 Years
Commerce server	5 Years
Computer software	3 - 5 Years
Leasehold improvements	Length of the lease

Since the Company had no depreciable assets, depreciation expense was zero for the year ended February 28, 2021.

Revenue Recognition

During the period, the Company had no revenue. However, when we do record revenue, it will be in accordance with ASC 606. The deferred revenue and customer deposits as of February 28, 2021, and February 28, 2020 were both zero.

Research and Development

Research and development costs are expensed as incurred. Total research and development costs were zero for the year ended February 28, 2021.

Advertising Costs

The Company expenses the cost of advertising and promotional materials when incurred. Total advertising cost was zero for the year ended February 28, 2021.

F-20

Fair value of financial instruments

The Company’s financial instruments, including cash and cash equivalents and notes payable, are carried at cost, which approximates their fair value, due to the relatively short maturity of these instruments. As of February 28, 2021, the Company’s notes payable have stated borrowing rates that are consistent with those currently available to the Company and, accordingly, the Company believes the carrying value of these debt instruments approximates their fair value.

Fair value is defined as the price to sell an asset or transfer a liability, between market participants at the measurement date. Fair value measurements assume that the asset or liability is (1) exchanged in an orderly manner, (2) the exchange is in the principal market for that asset or liability, and (3) the market participants are independent, knowledgeable, able and willing to transact an exchange. Fair value accounting and reporting establishes a framework for measuring fair value by creating a hierarchy for observable independent market inputs and unobservable market assumptions and expands disclosures about fair value measurements. Considerable judgment is required to interpret the market data used to develop fair value estimates. As such, the estimates presented herein are not necessarily indicative of the amounts that could be realized in a current exchange. The use of different market assumptions and/or estimation methods could have a material effect on the estimated fair value.

ASC Topic 820 established a nine-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Stock-Based Compensation

As of February 28, 2021, the Company had no stock-based compensation arrangements. However, if issued, the Company will address the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for either equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. The transactions will be accounted for using a fair-value-based method and recognized as expenses in our statement of operations.

Stock-based compensation expense recognized during the period will be based on the value of the portion of stock-based payment awards that is ultimately expected to vest. The stock-based compensation expense recognized in the consolidated statements of operations during the year ended February 28, 2021 was zero.

Basic and Diluted Net Income (Loss) per Share Calculations

Income (Loss) per Share dictates the calculation of basic earnings per share and diluted earnings per share. Basic earnings per share are computed by dividing income available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

For the year ended February 28, 2021, the Company did not exclude any shares from the calculation of earnings per share.

Dilutive per share amounts are computed using the weighted-average number of common shares outstanding and potentially dilutive securities, using the treasury stock method if their effect would be dilutive.

Recently Adopted Accounting Pronouncements

The Company does not elect to delay complying with any new or revised accounting standards, but to apply all standards required of public companies, according to those required application dates.

Management reviewed accounting pronouncements issued during the quarter ended February 28, 2021, and no pronouncements were adopted during the period.

F-21

Recently Issued Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued Accounting Standards Update No. 2016-13 (ASU 2016-13) "Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments" which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2022. We are currently in the process of evaluating the impact of the adoption of ASU 2016-13 on our consolidated financial statements.

In January 2017, the FASB issued 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The amendments in this ASU simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test and eliminating the requirement for a reporting unit with a zero or negative carrying amount to perform a qualitative assessment. Instead, under this pronouncement, an entity would perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and would recognize an impairment change for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized is not to exceed the total amount of goodwill allocated to that reporting unit. In addition, income tax effects will be considered, if applicable. This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. Early adoption is permitted. The Company is currently evaluating the impact of this ASU on its consolidated financial statements and related disclosures.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. The measurement of deferred tax assets and liabilities is based on provisions of applicable tax law. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance based on the amount of tax benefits that, based on available evidence, is not expected to be realized. For the year ended February 28, 2021, we used the federal tax rate of 21% in our determination of the deferred tax assets and liabilities balances.

Year Ended

February 28, 2021

Current tax provision:
Federal
Taxable income	$–
Total current tax provision	$–

Deferred tax provision
Federal
Loss carryforwards	$–
Change in valuation allowance	$–
Total deferred tax provision	$–

F-22

3.	REVENUE RECOGNITION

Although the Company currently does not have any revenue, when revenue recognition resumes, the Company will record the transactions in accordance with ASU 2014-09 Revenue from Contracts with Customers and all subsequent amendments to the ASU (collectively, “ASC 606”). In accordance with ASC 606, revenues are recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

The core principles of revenue recognition under ASC 606 includes the following five criteria:

1.      Identify the contract with the customer

Contract with our customers may be oral, written, or implied. A written and signed contract stating the terms and conditions is the preferred method and is consistent with most customers. The terms of a written contract may be contained within the body of an email, during which proposals are made and campaign plans are outlined, or it may be a stand-alone document signed by both parties. Contracts that are oral in nature are consummated in status and pitch meetings and may be later followed up with an email detailing the terms of the arrangement, along with a proposal document. No work is commenced without an understanding between the Company and our customers, that a valid contract exists.

2.      Identify the performance obligations in the contract

Our sales and account management teams define the scope of services to be offered, to ensure all parties are in agreement and obligations are being delivered to the customer as promised. The performance obligation may not be fully identified in a mutually signed contract, but may be outlined in email correspondence, face-to-face meetings, additional proposals or scopes of work, or phone conversations.

3.      Determine the transaction price

Pricing is discussed and identified by the operations team prior to submitting a proposal to the customer. Based on the obligation presented, third-party service pricing is established, and time and labor are estimated, to determine the most accurate transaction pricing for our customer. Price is subject to change upon agreed parties, and could be fixed or variable, milestone focused or time and materials.

4.      Allocate the transaction price to the performance obligations in the contract

If a contract involves multiple obligations, the transaction pricing is allocated accordingly, during the performance obligation phase (criteria 2 above).

5.      Recognize revenue when (or as) we satisfy a performance obligation

The Company will evaluate the performance obligations as revenue recognition materializes.

F-23

4.	LIQUIDITY AND OPERATIONS

The Company had a net loss of $53,659 for the year ended February 28, 2021, and net cash used in operating activities of zero.

As of February 28, 2021, the Company did not have short-term borrowing relationship with any lenders.

While the Company hopes that its capital needs in the foreseeable future may be met by operations, there is no assurance that the Company will be able to generate enough positive cash flow to finance its growth and business operations in which event, the Company may need to seek outside sources of capital. There can be no assurance that such capital will be available on terms that are favorable to the Company or at all.

5.	INTANGIBLE ASSETS

As of February 28, 2021, the Company had no goodwill or intangible assets.

6.	NOTES PAYABLE

On April 25, 2009, the Company issued a promissory note (the “April 2009 Note”) in the amount of $150,000, at which time the entire balance of $150,000 was received to cover operational expenses. The April 2009 Note bears interest at a rate of 10% per year and was payable upon demand. As of February 28, 2021, the balance due on the April 2009 Note was $327,012, which included $177,012 of accrued interest. During the year ended February 28, 2021, the Company included $15,041 in interest expense from the April 2009 Note.

On September 23, 2014, the Company issued a promissory note (the “September 2014 Note”) in the amount of $135,000, at which time the entire balance of $135,000 was received to cover operational expenses. The September 2014 Note bears interest at a rate of 12% per year and was payable upon demand. As of February 28, 2021, the balance due on the September 2014 Note was $239,031, which included $104,031 of accrued interest. During the year ended February 28, 2021, the Company included $16,244 in interest expense from the September 2014 Note.

On September 16, 2015, the Company issued a promissory note (the “September 2015 Note”) in the amount of $159,174, at which time the entire balance of $159,174 was received to cover operational expenses. The September 2014 Note bore interest at a rate of 10% per year and was payable upon demand. As of February 28, 2021, the balance due on the September 2015 Note was $246,044, which included $86,870 of accrued interest. During the year ended February 28, 2021, the Company included $15,961 in interest expense from the September 2015 Note.

On January 1, 2019, the Company issued a promissory note (the “January 2019 Note”) in the amount of $127,900, at which time the entire balance of $127,900 was received to cover operational expenses. The January 2019 Note bore interest at a rate of 5% per year and was payable upon demand. As of February 28, 2021, the balance due on the January 2019 Note was $141,724, which included $13,824 of accrued interest. During the year ended February 28, 2021, the Company included $6,413 in interest expense from the January 2019 Note.

F-24

7.	CAPITAL STOCK

At February 28, 2021 and February 28, 2020, the Company’s authorized stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value of $0.001 per share. The rights, preferences and privileges of the holders of the preferred stock will be determined by the Board of Directors prior to issuance of such shares. The conversion of certain outstanding preferred stock could have a significant impact on our common stockholders.

8.	STOCK OPTIONS AND WARRANTS

As of February 28, 2021, no stock options or warrants were outstanding.

9.	RELATED PARTIES

None noted

10.	CONCENTRATIONS

None noted

11.	COMMITMENTS AND CONTINGENCIES

Leases

In February 2016, the FASB issued ASU 2016-02, “Leases” Topic 842, which amends the guidance in former ASC Topic 840, Leases (“ASC 840”). The new standard increases transparency and comparability most significantly by requiring the recognition by lessees of right-of-use (“ROU”) assets and lease liabilities on the balance sheet for all leases longer than 12 months. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. For lessees, leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement, over the expected term on a straight-line basis. Operating leases are recognized on the balance sheet as right-of-use assets, current operating lease liabilities and non-current operating lease liabilities. We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities on our consolidated balance sheets. Finance leases are included in property and equipment, current liabilities, and long-term liabilities on our consolidated balance sheets.

When the Company initiates a lease, we will record the transaction in accordance with ASC 840.

Legal Matters

The Company may be involved in legal actions and claims arising in the ordinary course of business, from time to time, none of which at this time the Company considers to be material to the Company’s business or financial condition.

12.	SUPPLEMENTAL STATEMENT OF CASH FLOWS INFORMATION

During the year ended February 28, 2021, there were the following non-cash activities.

-	Certain Certain lenders were issued 6,139,492 shares of common stock.

13.	SUBSEQUENT EVENTS

Management has evaluated subsequent events according to ASC TOPIC 855 as of the date of the financial statements and has determined that the following subsequent events are reportable.

-	On May 11, 2021, lenders holding our notes payable exchanged the outstanding balance of $964,367 for 3,600,000 shares of common stock.

F-25

On OTT Now, Inc.

Consolidated Balance Sheet

	May 31, 2021	February 28, 2021
	(unaudited)	(unaudited)
ASSETS
Current Assets
Cash	$324	$354
Total Current Assets	324	354

TOTAL ASSETS	$324	$354

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$1,165	$1,165
Total Current Liabilities	1,165	1,165

TOTAL LIABILITIES	1,165	1,165

SHAREHOLDERS' EQUITY (DEFICIT)
Common stock, $0.01 par value; 10,000 shares authorized, 10,000 shares issued	100	100
Additional paid in capital	9,885	9,885
Accumulated deficit	(10,826)	(10,796)
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	(841)	(811)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$324	$354

The accompanying notes are an integral part of these consolidated financial statements.

F-26

On OTT Now, Inc.

Consolidated Income Statement

	For the 3 months ended
	May 31, 2021	May 31, 2020
	(unaudited)	(unaudited)

REVENUE	$–	$–

COST OF REVENUE	–	–
Gross Profit	–	–

OPERATING EXPENSES
Salaries and outside services	–	–
Selling, general and administrative expenses	30	–
Depreciation and amortization	–	–
TOTAL OPERATING EXPENSES	30	–

LOSS FROM OPERATIONS BEFORE OTHER INCOME AND TAXES	(30)	–

OTHER INCOME (EXPENSE)
Other expense	–	–
Interest expense	–	–
TOTAL OTHER INCOME (EXPENSE)	–	–

LOSS FROM OPERATIONS BEFORE PROVISION FOR TAXES	(30)	–

PROVISION (BENEFIT) FOR INCOME TAXES	–	–

NET LOSS	(30)	–

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(30)	$–

The accompanying notes are an integral part of these consolidated financial statements.

F-27

On OTT Now, Inc.

Consolidated Statement of Stockholders' Equity / (Deficit)

					Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

	Quarter ended May 31, 2020

Balance, February 28, 2020 (unaudited)	–	$–	10,000	$100	$9,885	$(5,165)	$4,820

Net loss	–	–	–	–	–	–	–

Balance, May 31, 2020 (unaudited)	–	$–	10,000	$100	$9,885	$(5,165)	$4,820

	Quarter ended May 31, 2021

Balance, February 28, 2021 (unaudited)	–	$–	10,000	$100	$9,885	$(10,796)	$(811)

Net loss	–	–	–	–	–	(30)	(30)

Balance, May 31, 2021 (unaudited)	–	$–	10,000	$100	$9,885	$(10,826)	$(841)

The accompanying notes are an integral part of these consolidated financial statements.

F-28

On OTT Now, Inc.

Consolidated Statement of Cash Flows

	For the quarter ended
	May 31, 2021	May 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(30)	$–
Adjustments to reconcile Net Income to Net Cash provided by operations:
Accounts Payable	–	–
NET CASH USED IN OPERATING ACTIVITIES	(30)	–

CASH FLOWS FROM INVESTING ACTIVITIES:
NET CASH PROVIDED BY INVESTING ACTIVITIES	–	–

CASH FLOWS FROM FINANCING ACTIVITIES:
Common stock	–	–
NET CASH PROVIDED BY FINANCING ACTIVITIES	–	–

Net cash increase/(decrease) for period	(30)	–
Cash at beginning of period	354	–
Cash at end of period	$324	$–

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$–	$–
Taxes paid	$–	$–

The accompanying notes are an integral part of these consolidated financial statements.

F-29

ON OTT NOW, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

MAY 31, 2021

1.	ORGANIZATION AND LINE OF BUSINESS

Organization

On OTT Now, Inc. (“we”, “us”, “our” or the “Company”) is a Delaware corporation, established on September 20, 2019. Currently, the Company does not have a principal place of business, but has a mailing address in Utah.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business.  The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern.  As of February 28, 2021, the Company had no significant assets or liabilities, no revenue and has historically reported net losses, and has negative cash flows from operations, which raise substantial doubt about the Company’s ability to continue as a going concern.  The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, an additional cash infusion. The Company has obtained funds from its lenders and investors since its inception through February 28, 2021. It is management’s plan to generate additional working capital from increasing sales from the Company’s service offerings, in addition to acquiring profitable service providers.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of On OTT Now is presented to assist in understanding the Company’s Consolidated Financial Statements. The Consolidated Financial Statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the Consolidated Financial Statements.

Accounts Receivable

The Company has not yet extended credit to its customers. Accounts receivable are customer obligations due under normal trade terms. Once the Company resumes offering credit to its customers, we will perform continuing credit evaluations of our customers’ financial condition. Management will review accounts receivable on a regular basis, based on contractual terms and how recently payments have been received to determine if any such amounts will potentially be uncollected. The Company will include any balances that are determined to be uncollectible in its allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable would be written off. The balance of the allowance account at May 31, 2021, and February 28, 2021 were both zero.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Since the Company has limited operations, estimates are primarily used in measuring liabilities, fair value assumptions in accounting for business combinations and analyzing goodwill, intangible assets, and long-lived asset impairments and adjustments.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. As of May 31, 2021, the Company had a cash balance of $324.

F-30

Property and Equipment

Property and equipment are stated at cost, and are depreciated or amortized using the straight-line method over the following estimated useful lives:

Furniture, fixtures & equipment	7 Years
Computer equipment	5 Years
Commerce server	5 Years
Computer software	3 - 5 Years
Leasehold improvements	Length of the lease

Since the Company had no depreciable assets, depreciation expense was zero for the three months ended May 31, 2021.

Revenue Recognition

During the period, the Company had no revenue. However, when we do record revenue, it will be in accordance with ASC 606. The deferred revenue and customer deposits as of May 31, 2021 and 2020 were both zero.

Research and Development

Research and development costs are expensed as incurred. Total research and development costs were zero for the three months ended May 31, 2021.

Advertising Costs

The Company expenses the cost of advertising and promotional materials when incurred. Total advertising cost was zero for the three months ended May 31, 2021.

Fair value of financial instruments

The Company’s financial instruments, including cash and cash equivalents and notes payable, are carried at cost, which approximates their fair value, due to the relatively short maturity of these instruments. As of May 31, 2021 and 2020, the Company’s notes payable have stated borrowing rates that are consistent with those currently available to the Company and, accordingly, the Company believes the carrying value of these debt instruments approximates their fair value.

Fair value is defined as the price to sell an asset or transfer a liability, between market participants at the measurement date. Fair value measurements assume that the asset or liability is (1) exchanged in an orderly manner, (2) the exchange is in the principal market for that asset or liability, and (3) the market participants are independent, knowledgeable, able and willing to transact an exchange. Fair value accounting and reporting establishes a framework for measuring fair value by creating a hierarchy for observable independent market inputs and unobservable market assumptions and expands disclosures about fair value measurements. Considerable judgment is required to interpret the market data used to develop fair value estimates. As such, the estimates presented herein are not necessarily indicative of the amounts that could be realized in a current exchange. The use of different market assumptions and/or estimation methods could have a material effect on the estimated fair value.

ASC Topic 820 established a nine-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

F-31

•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Stock-Based Compensation

As of May 31, 2021, the Company had no stock-based compensation arrangements. However, if issued, the Company will address the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for either equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. The transactions will be accounted for using a fair-value-based method and recognized as expenses in our statement of operations.

Stock-based compensation expense recognized during the period will be based on the value of the portion of stock-based payment awards that is ultimately expected to vest. The stock-based compensation expense recognized in the consolidated statements of operations during the three months ended May 31, 2021 was zero.

Basic and Diluted Net Income (Loss) per Share Calculations

Income (Loss) per Share dictates the calculation of basic earnings per share and diluted earnings per share. Basic earnings per share are computed by dividing income available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

For the three years ended May 31, 2021, the Company did not exclude any shares from the calculation of earnings per share.

Dilutive per share amounts are computed using the weighted-average number of common shares outstanding and potentially dilutive securities, using the treasury stock method if their effect would be dilutive.

Recently Adopted Accounting Pronouncements

The Company does not elect to delay complying with any new or revised accounting standards, but to apply all standards required of public companies, according to those required application dates.

Management reviewed accounting pronouncements issued during the three months ended May 31, 2021, and no pronouncements were adopted during the period.

Recently Issued Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued Accounting Standards Update No. 2016-13 (ASU 2016-13) "Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments" which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2022. We are currently in the process of evaluating the impact of the adoption of ASU 2016-13 on our consolidated financial statements.

In January 2017, the FASB issued 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The amendments in this ASU simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test and eliminating the requirement for a reporting unit with a zero or negative carrying amount to perform a qualitative assessment. Instead, under this pronouncement, an entity would perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and would recognize an impairment change for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized is not to exceed the total amount of goodwill allocated to that reporting unit. In addition, income tax effects will be considered, if applicable. This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. Early adoption is permitted. The Company is currently evaluating the impact of this ASU on its consolidated financial statements and related disclosures.

F-32

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. The measurement of deferred tax assets and liabilities is based on provisions of applicable tax law. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance based on the amount of tax benefits that, based on available evidence, is not expected to be realized. For the three months ended May 31, 2021, we used the federal tax rate of 21% in our determination of the deferred tax assets and liabilities balances.

Three Months Ended
May 31, 2021

Current tax provision:
Federal
Taxable income	$–
Total current tax provision	$–

Deferred tax provision:
Federal
Loss carryforwards	$1,440
Change in valuation allowance	$(1,440)
Total deferred tax provision	$–

3.	REVENUE RECOGNITION

Although the Company currently does not have any revenue, when revenue recognition resumes, the Company will record the transactions in accordance with ASU 2014-09 Revenue from Contracts with Customers and all subsequent amendments to the ASU (collectively, “ASC 606”). In accordance with ASC 606, revenues are recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

The core principles of revenue recognition under ASC 606 includes the following five criteria:

1.	Identify the contract with the customer

Contract with our customers may be oral, written, or implied. A written and signed contract stating the terms and conditions is the preferred method and is consistent with most customers. The terms of a written contract may be contained within the body of an email, during which proposals are made and campaign plans are outlined, or it may be a stand-alone document signed by both parties. Contracts that are oral in nature are consummated in status and pitch meetings and may be later followed up with an email detailing the terms of the arrangement, along with a proposal document. No work is commenced without an understanding between the Company and our customers, that a valid contract exists.

2.	Identify the performance obligations in the contract

Our sales and account management teams define the scope of services to be offered, to ensure all parties are in agreement and obligations are being delivered to the customer as promised. The performance obligation may not be fully identified in a mutually signed contract, but may be outlined in email correspondence, face-to-face meetings, additional proposals or scopes of work, or phone conversations.

3.	Determine the transaction price

Pricing is discussed and identified by the operations team prior to submitting a proposal to the customer. Based on the obligation presented, third-party service pricing is established, and time and labor are estimated, to determine the most accurate transaction pricing for our customer. Price is subject to change upon agreed parties, and could be fixed or variable, milestone focused or time and materials.

F-33

4.	Allocate the transaction price to the performance obligations in the contract

If a contract involves multiple obligations, the transaction pricing is allocated accordingly, during the performance obligation phase (criteria 2 above).

5.	Recognize revenue when (or as) we satisfy a performance obligation

The Company will evaluate the performance obligations as revenue recognition materializes.

4.	LIQUIDITY AND OPERATIONS

The Company had a net loss of $30 for the three months ended May 31, 2021, and net cash used in operating activities of $30.

As of May 31, 2021, the Company did not have short-term borrowing relationship with any lenders.

While the Company hopes that its capital needs in the foreseeable future may be met by operations, there is no assurance that the Company will be able to generate enough positive cash flow to finance its growth and business operations in which event, the Company may need to seek outside sources of capital. There can be no assurance that such capital will be available on terms that are favorable to the Company or at all.

5.	INTANGIBLE ASSETS

As of May 31, 2021, the Company had no goodwill or intangible assets.

6.	NOTES PAYABLE

None noted

7.	CAPITAL STOCK

At May 31, 2021 and February 28, 2021, the Company’s authorized stock consists of 10,000 shares of common stock, par value $0.01 per share.

8.	STOCK OPTIONS AND WARRANTS

As of May 31, 2021, no stock options or warrants were outstanding.

9.	RELATED PARTIES

None noted

10.	CONCENTRATIONS

None noted

11.	COMMITMENTS AND CONTINGENCIES

Leases

In February 2016, the FASB issued ASU 2016-02, “Leases” Topic 842, which amends the guidance in former ASC Topic 840, Leases (“ASC 840”). The new standard increases transparency and comparability most significantly by requiring the recognition by lessees of right-of-use (“ROU”) assets and lease liabilities on the balance sheet for all leases longer than 12 months. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. For lessees, leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement, over the expected term on a straight-line basis. Operating leases are recognized on the balance sheet as right-of-use assets, current operating lease liabilities and non-current operating lease liabilities. We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities on our consolidated balance sheets. Finance leases are included in property and equipment, current liabilities, and long-term liabilities on our consolidated balance sheets.

F-34

When the Company initiates a lease, we will record the transaction in accordance with ASC 840.

Legal Matters

The Company may be involved in legal actions and claims arising in the ordinary course of business, from time to time, none of which at this time the Company considers to be material to the Company’s business or financial condition.

12.	SUPPLEMENTAL STATEMENT OF CASH FLOWS INFORMATION

During the three months ended May 31, 2021, there were no non-cash activities.

13.	SUBSEQUENT EVENTS

Management has evaluated subsequent events according to ASC TOPIC 855 as of the date of the financial statements and has determined that the following subsequent events are reportable.

•	On July 18, 2021, the Company was acquired by Transnational Group, Inc. (“TAMG”) and merged with the TAMG subsidiary Bokoo TV, Inc. (“Bokoo TV”), and as of that date, the name of the combined subsidiary was Bokoo TV. The total purchase price of $7,500,000, was paid in the form of the issuance of seventy five thousand (75,000) shares of the Company's Series B Convertible Preferred Stock, at a liquidation preference of one hundred dollars ($100) per share.

F-35

On OTT Now, Inc.

Consolidated Balance Sheet

	February 28, 2021	February 28, 2020
	(unaudited)	(unaudited)
ASSETS
Current Assets
Cash	$354	$5,985
Total Current Assets	354	5,985

TOTAL ASSETS	$354	$5,985

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$1,165	$1,165
Total Current Liabilities	1,165	1,165

TOTAL LIABILITIES	1,165	1,165

SHAREHOLDERS' EQUITY (DEFICIT)
Common stock, $0.01 par value; 10,000 shares authorized, 10,000 shares issued	100	100
Additional paid in capital	9,885	9,885
Accumulated deficit	(10,796)	(5,165)
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	(811)	4,820

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$354	$5,985

The accompanying notes are an integral part of these consolidated financial statements.

F-36

On OTT Now, Inc.

Consolidated Income Statement

	For the year ended
	February 28, 2021	February 28, 2020
	(unaudited)	(unaudited)

REVENUE	$–	$–

COST OF REVENUE	–	–
Gross Profit	–	–

OPERATING EXPENSES
Salaries and outside services	5,500	5,165
Selling, general and administrative expenses	131	–
Depreciation and amortization	–	–
TOTAL OPERATING EXPENSES	5,631	5,165

LOSS FROM OPERATIONS BEFORE OTHER INCOME AND TAXES	(5,631)	(5,165)

OTHER INCOME (EXPENSE)
Other expense	–	–
Interest expense	–	–
TOTAL OTHER INCOME (EXPENSE)	–	–

LOSS FROM OPERATIONS BEFORE PROVISION FOR TAXES	(5,631)	(5,165)

PROVISION (BENEFIT) FOR INCOME TAXES	–	–

NET LOSS	(5,631)	(5,165)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(5,631)	$(5,165)

The accompanying notes are an integral part of these consolidated financial statements.

F-37

On OTT Now, Inc.

Consolidated Statement of Stockholders' Equity / (Deficit)

					Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Year ended February 28, 2020

Balance, February 28, 2019 (unaudited)	–	$–	–	$–	$–	$–	$–

Net loss	–	–	–	–	–	–	–

Balance, May 31, 2019 (unaudited)	–	–	–	–	–	–	–

Net loss	–	–	–	–	–	–	–

Balance, August 31, 2019 (unaudited)	–	–	–	–	–	–	–

Net loss	–	–	–	–	–	–	–

Balance, November 30, 2019 (unaudited)	–	–	–	–	–	–	–

Issuance of common stock	–	–	10,000	100	9,885	–	9,985

Net loss	–	–	–	–	–	(5,165)	(5,165)

Balance, February 28, 2020 (unaudited)	–	$–	10,000	$100	$9,885	$(5,165)	$4,820

Year ended February 28, 2021

Balance, February 28, 2020 (unaudited)	–	$–	10,000	$100	$9,885	$(5,165)	$4,820

Net loss	–	–	–	–	–	–	–

Balance, May 31, 2020 (unaudited)	–	–	10,000	100	9,885	(5,165)	4,820

Net loss	–	–	–	–	–	(5,546)	(5,546)

Balance, August 31, 2020 (unaudited)	–	–	10,000	100	9,885	(10,711)	(726)

Net loss	–	–	–	–	–	(55)	(55)

Balance, November 30, 2020 (unaudited)	–	–	10,000	100	9,885	(10,766)	(781)

Net loss	–	–	–	–	–	(30)	(30)

Balance, February 28, 2021 (unaudited)	–	$–	10,000	$100	$9,885	$(10,796)	$(811)

The accompanying notes are an integral part of these consolidated financial statements.

F-38

On OTT Now, Inc.

Consolidated Statement of Cash Flows

	For the year ended
	February 28, 2020	February 28, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(5,631)	$(5,165)
Adjustments to reconcile Net Income to Net Cash provided by operations:
Accounts Payable	–	1,165
NET CASH USED IN OPERATING ACTIVITIES	(5,631)	(4,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
NET CASH PROVIDED BY INVESTING ACTIVITIES	–	–

CASH FLOWS FROM FINANCING ACTIVITIES:
Common stock	–	9,985
NET CASH PROVIDED BY FINANCING ACTIVITIES	–	9,985

Net cash increase/(decrease) for period	(5,631)	5,985
Cash at beginning of period	5,985	–
Cash at end of period	$354	$5,985

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$–	$–
Taxes paid	$–	$–

The accompanying notes are an integral part of these consolidated financial statements.

F-39

ON OTT NOW, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

FEBRUARY 28, 2021

1.	ORGANIZATION AND LINE OF BUSINESS

Organization

On OTT Now, Inc. (“we”, “us”, “our” or the “Company”) is a Delaware corporation, established on September 20, 2019. Currently, the Company does not have a principal place of business, but has a mailing address in Utah.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business.  The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern.  As of February 28, 2021, the Company had no significant assets or liabilities, no revenue and has historically reported net losses, and has negative cash flows from operations, which raise substantial doubt about the Company’s ability to continue as a going concern.  The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, an additional cash infusion. The Company has obtained funds from its lenders and investors since its inception through February 28, 2021. It is management’s plan to generate additional working capital from increasing sales from the Company’s service offerings, in addition to acquiring profitable service providers.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of On OTT Now is presented to assist in understanding the Company’s Consolidated Financial Statements. The Consolidated Financial Statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the Consolidated Financial Statements.

Accounts Receivable

The Company has not yet extended credit to its customers. Accounts receivable are customer obligations due under normal trade terms. Once the Company resumes offering credit to its customers, we will perform continuing credit evaluations of our customers’ financial condition. Management will review accounts receivable on a regular basis, based on contractual terms and how recently payments have been received to determine if any such amounts will potentially be uncollected. The Company will include any balances that are determined to be uncollectible in its allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable would be written off. The balance of the allowance account at February 28, 2021 and February 28. 2020 were both zero.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Since the Company has limited operations, estimates are primarily used in measuring liabilities, fair value assumptions in accounting for business combinations and analyzing goodwill, intangible assets, and long-lived asset impairments and adjustments.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. As of February 28, 2021, the Company had a cash balance of $354.

F-40

Property and Equipment

Property and equipment are stated at cost, and are depreciated or amortized using the straight-line method over the following estimated useful lives:

Furniture, fixtures & equipment	7 Years
Computer equipment	5 Years
Commerce server	5 Years
Computer software	3 - 5 Years
Leasehold improvements	Length of the lease

Since the Company had no depreciable assets, depreciation expense was zero for the year ended February 28, 2021.

Revenue Recognition

During the period, the Company had no revenue. However, when we do record revenue, it will be in accordance with ASC 606. The deferred revenue and customer deposits as of February 28, 2021, and February 28, 2020 were both zero.

Research and Development

Research and development costs are expensed as incurred. Total research and development costs were zero for the year ended February 28, 2021.

Advertising Costs

The Company expenses the cost of advertising and promotional materials when incurred. Total advertising cost was zero for the year ended February 28, 2021.

Fair value of financial instruments

The Company’s financial instruments, including cash and cash equivalents and notes payable, are carried at cost, which approximates their fair value, due to the relatively short maturity of these instruments. As of February 28, 2020, the Company’s notes payable have stated borrowing rates that are consistent with those currently available to the Company and, accordingly, the Company believes the carrying value of these debt instruments approximates their fair value.

Fair value is defined as the price to sell an asset or transfer a liability, between market participants at the measurement date. Fair value measurements assume that the asset or liability is (1) exchanged in an orderly manner, (2) the exchange is in the principal market for that asset or liability, and (3) the market participants are independent, knowledgeable, able and willing to transact an exchange. Fair value accounting and reporting establishes a framework for measuring fair value by creating a hierarchy for observable independent market inputs and unobservable market assumptions and expands disclosures about fair value measurements. Considerable judgment is required to interpret the market data used to develop fair value estimates. As such, the estimates presented herein are not necessarily indicative of the amounts that could be realized in a current exchange. The use of different market assumptions and/or estimation methods could have a material effect on the estimated fair value.

ASC Topic 820 established a nine-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

F-41

Stock-Based Compensation

As of February 28, 2021, the Company had no stock-based compensation arrangements. However, if issued, the Company will address the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for either equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. The transactions will be accounted for using a fair-value-based method and recognized as expenses in our statement of operations.

Stock-based compensation expense recognized during the period will be based on the value of the portion of stock-based payment awards that is ultimately expected to vest. The stock-based compensation expense recognized in the consolidated statements of operations during the year ended February 28, 2021 was zero.

Basic and Diluted Net Income (Loss) per Share Calculations

Income (Loss) per Share dictates the calculation of basic earnings per share and diluted earnings per share. Basic earnings per share are computed by dividing income available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

For the year ended February 28, 2021, the Company did not exclude any shares from the calculation of earnings per share.

Dilutive per share amounts are computed using the weighted-average number of common shares outstanding and potentially dilutive securities, using the treasury stock method if their effect would be dilutive.

Recently Adopted Accounting Pronouncements

The Company does not elect to delay complying with any new or revised accounting standards, but to apply all standards required of public companies, according to those required application dates.

Management reviewed accounting pronouncements issued during the year ended February 28, 2021, and no pronouncements were adopted during the period.

Recently Issued Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued Accounting Standards Update No. 2016-13 (ASU 2016-13) "Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments" which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2022. We are currently in the process of evaluating the impact of the adoption of ASU 2016-13 on our consolidated financial statements.

In January 2017, the FASB issued 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The amendments in this ASU simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test and eliminating the requirement for a reporting unit with a zero or negative carrying amount to perform a qualitative assessment. Instead, under this pronouncement, an entity would perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and would recognize an impairment change for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized is not to exceed the total amount of goodwill allocated to that reporting unit. In addition, income tax effects will be considered, if applicable. This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. Early adoption is permitted. The Company is currently evaluating the impact of this ASU on its consolidated financial statements and related disclosures.

F-42

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. The measurement of deferred tax assets and liabilities is based on provisions of applicable tax law. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance based on the amount of tax benefits that, based on available evidence, is not expected to be realized. For the year ended February 28, 2021, we used the federal tax rate of 21% in our determination of the deferred tax assets and liabilities balances.

Year Ended
February 28, 2021

Current tax provision:
Federal
Taxable income	$–
Total current tax provision	$–

Deferred tax provision:
Federal
Loss carryforwards	$1,410
Change in valuation allowance	$(1,410)
Total deferred tax provision	$–

3.	REVENUE RECOGNITION

Although the Company currently does not have any revenue, when revenue recognition resumes, the Company will record the transactions in accordance with ASU 2014-09 Revenue from Contracts with Customers and all subsequent amendments to the ASU (collectively, “ASC 606”). In accordance with ASC 606, revenues are recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

The core principles of revenue recognition under ASC 606 includes the following five criteria:

1.	Identify the contract with the customer

Contract with our customers may be oral, written, or implied. A written and signed contract stating the terms and conditions is the preferred method and is consistent with most customers. The terms of a written contract may be contained within the body of an email, during which proposals are made and campaign plans are outlined, or it may be a stand-alone document signed by both parties. Contracts that are oral in nature are consummated in status and pitch meetings and may be later followed up with an email detailing the terms of the arrangement, along with a proposal document. No work is commenced without an understanding between the Company and our customers, that a valid contract exists.

2.	Identify the performance obligations in the contract

Our sales and account management teams define the scope of services to be offered, to ensure all parties are in agreement and obligations are being delivered to the customer as promised. The performance obligation may not be fully identified in a mutually signed contract, but may be outlined in email correspondence, face-to-face meetings, additional proposals or scopes of work, or phone conversations.

3.	Determine the transaction price

Pricing is discussed and identified by the operations team prior to submitting a proposal to the customer. Based on the obligation presented, third-party service pricing is established, and time and labor are estimated, to determine the most accurate transaction pricing for our customer. Price is subject to change upon agreed parties, and could be fixed or variable, milestone focused or time and materials.

F-43

4.	Allocate the transaction price to the performance obligations in the contract

If a contract involves multiple obligations, the transaction pricing is allocated accordingly, during the performance obligation phase (criteria 2 above).

5.	Recognize revenue when (or as) we satisfy a performance obligation

The Company will evaluate the performance obligations as revenue recognition materializes.

4.	LIQUIDITY AND OPERATIONS

The Company had a net loss of $5,631 for the year ended February 28, 2021, and net cash used in operating activities of $5,631.

As of February 28, 2021, the Company did not have short-term borrowing relationship with any lenders.

While the Company hopes that its capital needs in the foreseeable future may be met by operations, there is no assurance that the Company will be able to generate enough positive cash flow to finance its growth and business operations in which event, the Company may need to seek outside sources of capital. There can be no assurance that such capital will be available on terms that are favorable to the Company or at all.

5.	INTANGIBLE ASSETS

As of February 28, 2021, the Company had no goodwill or intangible assets.

6.	NOTES PAYABLE

None noted

7.   CAPITAL STOCK

At February 28, 2020 and February 28, 2019, the Company’s authorized stock consists of 10,000 shares of common stock, par value $0.01 per share.

8.  STOCK OPTIONS AND WARRANTS

As of February 28, 2021, no stock options or warrants were outstanding.

9.  RELATED PARTIES

None noted

10. CONCENTRATIONS

None noted

11.  COMMITMENTS AND CONTINGENCIES

Leases

In February 2016, the FASB issued ASU 2016-02, “Leases” Topic 842, which amends the guidance in former ASC Topic 840, Leases (“ASC 840”). The new standard increases transparency and comparability most significantly by requiring the recognition by lessees of right-of-use (“ROU”) assets and lease liabilities on the balance sheet for all leases longer than 12 months. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. For lessees, leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement, over the expected term on a straight-line basis. Operating leases are recognized on the balance sheet as right-of-use assets, current operating lease liabilities and non-current operating lease liabilities. We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities on our consolidated balance sheets. Finance leases are included in property and equipment, current liabilities, and long-term liabilities on our consolidated balance sheets.

F-44

When the Company initiates a lease, we will record the transaction in accordance with ASC 840.

Legal Matters

The Company may be involved in legal actions and claims arising in the ordinary course of business, from time to time, none of which at this time the Company considers to be material to the Company’s business or financial condition.

12. SUPPLEMENTAL STATEMENT OF CASH FLOWS INFORMATION

During the year ended February 28, 2021, there were no non-cash activities.

13.  SUBSEQUENT EVENTS

Management has evaluated subsequent events according to ASC TOPIC 855 as of the date of the financial statements and has determined that the following subsequent events are reportable.

•	On July 18, 2021, the Company was acquired by Transnational Group, Inc. (“TAMG”) and merged with the TAMG subsidiary Bokoo TV, Inc. (“Bokoo TV”), and as of that date, the name of the combined subsidiary was Bokoo TV. The total purchase price of $7,500,000, was paid in the form of the issuance of seventy five thousand (75,000) shares of the Company's Series B Convertible Preferred Stock, at a liquidation preference of one hundred dollars ($100) per share.

F-45

TRANSNATIONAL GROUP, INC.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial statements are based on the historical unaudited financial statements of Transnational Group, Inc. (“TAMG”) and On OTT Now, Inc. (“OTT”) after giving effect to TAMG’s acquisition of OTT (the “Acquisition”) and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma financial statements. The effective date of the Acquisition was July 18, 2021.

The following unaudited pro forma balance sheet has been derived from the balance sheet of TAMG at May 31, 2021 (unaudited), and adjusts such information to give effect to the acquisition of OTT, as if the acquisition had occurred at February 28, 2021. The unaudited pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at February 28, 2021. The unaudited pro forma balance sheet should be read in conjunction with the notes thereto and OTT's financial statements and related notes thereto contained elsewhere herein.

Transnational Group, Inc.

Unaudited Pro Forma Balance Sheet

as of May 31, 2021

	Transnational Group	On OTT Now	Pro Forma	Pro Forma
			Adjustments	Total
ASSETS
CURRENT ASSETS
Cash	$–	$324	$–	$324
Trade and other receivables		–	–	–
Advance on acquisition		–	–	–
Prepaid expenses - claims		–	–	–
Mining equipment		–	–	–
Mining equipment awaiting shipment		–	–	–
TOTAL CURRENT ASSETS	–	324	–	324

OTHER ASSETS
Goodwill and intangible assets	–	–	–	–
TOTAL OTHER ASSETS	–	–	–	–

TOTAL ASSETS	$–	$324	$–	$324

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$–	$1,165	$–	$1,165
Accrued liabilities	–	–	–	–
Payables to stock holders	–	–	–	–
TOTAL CURRENT LIABILITIES	–	1,165	–	1,165

TOTAL LIABILITIES	–	1,165	–	1,165

SHAREHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.001 par value; 100,000,000 Authorized shares: zero outstanding	–	–	–	–
Common stock, $0.001 par value;500,000,000 authorized shares; 107,600,000 and 46,000,000 shares issued and outstanding, respectively	107,600	9,985	–	117,585
Additional paid in capital	17,594,289	–	–	17,594,289
Accumulated deficit	(17,701,889)	(10,826)	–	(17,712,715)
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	–	(841)	–	(841)
		–	–	–
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$–	$324	$–	$324

The accompanying notes are an integral part of these consolidated financial statements.

PF-1

The following pro forma statement of operations has been derived from the statement of operation of TAMG at May 31, 2021, and adjusts such information to give effect to the acquisition of OTT, as if the acquisition had occurred at March 1, 2020. The pro forma statement of operations is presented for informational purposes only and does not purport to be indicative of the results of operations that would have resulted if the acquisition had been consummated at March 1, 2020. The pro forma statement of operations should be read in conjunction with OTT's financial statements and related notes thereto contained elsewhere in this filing.

Transnational Group, Inc.

Unaudited Pro Forma Income Statement

Three months ended May 31, 2021

	Transnational Group	On OTT Now	Pro Forma	Pro Forma
			Adjustments	Total

REVENUE	$–	$–	$–	$–

COST OF REVENUE	–	–	–	–
Gross Profit	–	–	–	–

OPERATING EXPENSES
Salaries and outside services	–	–	–	–
Selling, general and administrative expenses	–	30	–	30
Depreciation and amortization	–	–	–	–
TOTAL OPERATING EXPENSES	–	30	–	30

INCOME (LOSS) FROM OPERATIONS BEFORE OTHER INCOME AND TAXES	–	(30)	–	(30)

OTHER INCOME (EXPENSE)
Other expense	–	–	–	–
Gain on extinguishment of debt	665,927	–	–	665,927
Interest expense	(10,556)	–	–	(10,556)
TOTAL OTHER INCOME (EXPENSE)	655,371	–	–	655,371

INCOME/(LOSS) FROM OPERATIONS BEFORE PROVISION FOR TAXES	655,371	(30)	–	655,341

PROVISION (BENEFIT) FOR INCOME TAXES	–	–	–	–

NET INCOME/(LOSS)	655,371	(30)	–	655,341

NET INCOME/(LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$655,371	$(30)	$–	$655,341

PF-2

Unaudited Pro Forma Balance Sheet

The following unaudited pro forma balance sheet has been derived from the balance sheet of TAMG at February 28, 2021 (unaudited), and adjusts such information to give effect to the acquisition of OTT, as if the acquisition had occurred at February 28, 2021. The unaudited pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at February 28, 2021. The unaudited pro forma balance sheet should be read in conjunction with the notes thereto and OTT's financial statements and related notes thereto contained elsewhere herein.

Transnational Group, Inc.

Unaudited Proforma Balance Sheet

February 28, 2021

	Transnational Group	On OTT Now	Proforma Adjustments	Proforma
ASSETS
CURRENT ASSETS
Cash	$–	$354	$–	$354
Trade and other receivables		–	–	–
Advance on acquisition		–	–	–
Prepaid expenses – claims		–	–	–
Mining equipment		–	–	–
Mining equipment awaiting shipment		–	–	–
TOTAL CURRENT ASSETS	–	354	–	354

OTHER ASSETS
Goodwill and intangible assets	–	–	–	–
TOTAL OTHER ASSETS	–	–	–	–

TOTAL ASSETS	$–	$354	$–	$354

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Loans and advances from stockholders	$953,811	$–	$–	$953,811
Accrued liabilities	–	1,165	–	1,165
Payables to stock holders	–	–	–	–
TOTAL CURRENT LIABILITIES	953,811	1,165	–	954,976

TOTAL LIABILITIES	953,811	1,165	–	954,976

SHAREHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.001 par value;
100,000,000 Authorized shares: zero outstanding	–	–	–	–
Common stock, $0.001 par value;
500,000,000 authorized shares; 46,000,000 and 39,860,508 shares
issued and outstanding, respectively	46,000	9,985	–	55,985
Additional paid in capital	17,357,449	–	–	17,357,449
Accumulated deficit	(18,357,260)	(10,796)	–	(18,368,056)
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	(953,811)	(811)	–	(954,622)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$–	$354	$–	$354

See accompanying notes to unaudited pro forma financial statements.

PF-3

Unaudited Pro Forma Statement of Operations

Year Ended February 28, 2021

The following pro forma statement of operations has been derived from the statement of operation of TAMG at February 28, 2021, and adjusts such information to give effect to the acquisition of OTT, as if the acquisition had occurred at March 1, 2020. The pro forma statement of operations is presented for informational purposes only and does not purport to be indicative of the results of operations that would have resulted if the acquisition had been consummated at March 1, 2020. The pro forma statement of operations should be read in conjunction with OTT's financial statements and related notes thereto contained elsewhere in this filing.

Transnational Group, Inc.

Unaudited Proforma Income Statement

For the year ended February 28, 2021

	Transnational Group	On OTT Now	Proforma Adjustments	Proforma

REVENUE	$–	$–	$–	$–

COST OF REVENUE	–	–	–	–
Gross Profit	–	–	–	–

OPERATING EXPENSES
Salaries and outside services	–	5,500	–	5,500
Selling, general and administrative expenses	–	131	–	131
Depreciation and amortization	–	–	–	–
TOTAL OPERATING EXPENSES	–	5,631	–	5,631

INCOME (LOSS) FROM OPERATIONS BEFORE OTHER INCOME AND TAXES	–	(5,631)	–	(5,631)

OTHER INCOME (EXPENSE)
Other expense	–	–	–	–
Gain on extinguishment of debt	–	–	–	–
Interest expense	(53,659)	–	–	(53,659)
TOTAL OTHER INCOME (EXPENSE)	(53,659)	–	–	(53,659)

INCOME/(LOSS) FROM OPERATIONS BEFORE PROVISION FOR TAXES	(53,659)	(5,631)	–	(59,290)

PROVISION (BENEFIT) FOR INCOME TAXES	–	–	–	–

NET INCOME/(LOSS)	(53,659)	(5,631)	–	(59,290)

NET INCOME/(LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(53,659)	$(5,631)	$–	$(59,290)

See accompanying notes to unaudited pro forma financial statements.

PF-4

Notes to Unaudited Pro Forma Financial Statements

Note 1. Basis of Unaudited Pro Forma Presentation

The unaudited pro forma balance sheets as of May 31, 2021, and February 28, 2021, and the unaudited pro forma statements of operations for the three months ended May 31, 2021, and year ended February 28, 2021, are based on the historical financial statements of TAMG and OTT after giving effect to TAMG’s acquisition of substantially all of the assets of OTT (the "Acquisition") and the assumptions and adjustments described in the notes herein. No pro forma adjustments were required to conform TAMG’s accounting policies to OTT's accounting policies.

The unaudited pro forma balance sheets as of May 31, 2021, and February 28, 2021, are presented as if the Acquisition had occurred on February 28, 2021. The unaudited pro forma statements of operations of TAMG and OTT for the three months ended May 31, 2021, and year ended February 28, 2021, are presented as if the Acquisition had taken place on March 1, 2020.

The unaudited pro forma financial statements are not intended to represent or be indicative of the results of operations or financial position of TAMG that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial position of TAMG.

Note 2. OTT Acquisition

Effective July 18, 2021, OTT merged with and into Bokoo TV, Inc., a wholly-owned subsidiary of TAMG (the “Merger Agreement”). TAMG has adopted the business plan of OTT as its overall corporate business plan. Pursuant to the Merger Agreement, TAMG issued 10,000,000 shares of Series A Preferred Stock and 75,000 shares of Series B Preferred Stock.

Acquisition-related expenses, including legal and accounting fees and other external costs directly related to the acquisition, were expensed as incurred.

Note 3. Pro Forma Adjustments

With respect to the unaudited pro forma balance sheets, no pro forma adjustments were made.

With respect to the unaudited pro forma statements of income, pro forma adjustments were made only to net income (loss) per common share and weighted average shares outstanding, which adjustments were made to reflect the issuances of 10,000,000 shares of Series A Preferred Stock and 75,000 shares of Series B Preferred Stock in connection with the Merger Agreement.

PF-5

PART III - EXHIBITS

Index to Exhibits

Exhibit No.:	Description of Exhibit	Incorporated by Reference to:
2. Charter and Bylaws
2.1	Certificate of Amendment to Designation	Filed previously
2.2	Amended and Restated Articles of Incorporation	Filed previously
2.3	Certificate of Custodian	Filed previously
2.4	Certificate of Designation	Filed previously
4. Subscription Agreement
4.1	Subscription Agreement	Filed herewith
6. Material Agreements
6.1	Agreement and Plan of Merger	Filed previously
6.2	Series A Preferred Stock Purchase Agreement	Filed previously
11. Consents
11.1	Consent of Newlan Law Firm, PLLC (see Exhibit 12.1)	Filed previously
12. Opinion re: Legality
12.1	Opinion of Newlan Law Firm, PLLC	Filed previously

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lehi, State of Utah, on April 19, 2022.

TRANSNATIONAL GROUP, INC. By: /s/ Barry Grunberger Barry Grunberger Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Barry Grunberger Barry Grunberger Chief Executive Officer, Acting Chief Financial Officer [Principal Accounting Officer], Secretary and Director	April 19, 2022
By: /s/ Andrew Van Noy Andrew Van Noy Director	April 19, 2022
By: /s/ Deepankar Katyal Deepankar Katyal Director	April 19, 2022

III-2